Exhibit 10.103

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

LOAN AND SECURITY AGREEMENT

dated as of April 2, 2018

between

CALIBER HOME LOANS, INC.,

as the Borrower,

and

FEDERAL HOME LOAN MORTGAGE CORPORATION,

also known as FREDDIE MAC,

solely in its capacity as the Lender

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Schedules

Schedule 1.01(a)	Initial Covered Mortgage Loans
Schedule 1.01(b)	Pledged Seller/Servicer Numbers
Schedule 1.01(c)	Agreed Valuation Agents
Schedule 4.06	Trade Names
Schedule 6.01	Formation and Good Standing; Subsidiaries
Schedule 6.24	Existing Financing Facilities

Exhibits

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Borrowing Base Report
Exhibit C	Form of Promissory Note
Exhibit D-1	Form of Initial Notice of Borrowing
Exhibit D-2	Form of Notice of Borrowing
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Initial Financing Statement
Exhibit G	Form of Hedging Effectiveness Report
Exhibit H	Form of Trigger Event Report

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This LOAN AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified, this “Agreement”), dated as of April 2, 2018, is by and between CALIBER HOME LOANS, INC., a Delaware corporation (together with its permitted successors and assigns, the “Borrower”), and the FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, a government-sponsored enterprise, solely in its capacity as the lender hereunder (together with its successors and permitted assigns in such capacity, the “Lender”; the Lender and the Borrower are hereinafter sometimes referred to individually as a “Party”, and collectively as the “Parties”).

BACKGROUND

A. The Borrower has asked the Lender to extend credit to the Borrower consisting of a revolving loan facility in the aggregate principal amount of up to the Commitment Amount.

B. The Borrower has agreed to secure all of its Obligations and Hedging Transaction Obligations by granting to the Lender, a first priority lien on the Collateral.

C. The Lender has agreed both (a) subject to the terms and conditions of this Agreement and the other Loan Documents, to provide such financing to the Borrower, and (b) subject to the terms of the Hedging Agreements related thereto, to enter into certain Hedging Transactions with the Borrower.

D. The Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the owner or the guarantor of the mortgage loans which are now, or which hereafter are serviced, directly or indirectly, by the Borrower pursuant to the terms and conditions of the Servicing Contract (as defined below) (solely in such capacity, and together with its successors and permitted assigns in such capacity, the “Owner”), granted its consent hereto by its execution and delivery of the Acknowledgment Agreement (as defined below), pursuant to which, among other things, the Lender acknowledged and agreed that its rights with respect to the Collateral are subject and subordinate to all rights, powers, and prerogatives of the Owner under the Purchase Documents (as defined below), at law, or in equity, including, without limitation, the rights of the Owner: (i) to terminate or suspend (in whole or in part) the Borrower as an approved Freddie Mac Seller/Servicer (whether pursuant to a Termination With Cause or a Termination Without Cause (as such terms are defined in the Acknowledgment Agreement)); (ii) to terminate or suspend (in whole or in part) the Servicing Contract (whether pursuant to a Termination With Cause or a Termination Without Cause); (iii) to cause a sale and transfer of all or any portion of the Servicing Contract, as provided in the Purchase Documents; and (iv) to payment of all of the Owner’s Claims and the Owner’s Servicing Transfer Costs (as such terms are defined in the Acknowledgment Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Definitions; Construction.

(a) Capitalized terms defined in the preamble, the background hereto or elsewhere in this Agreement shall have the meaning given to such terms when used elsewhere in this Agreement. In addition, where used in this Agreement the following terms have the meanings as indicated:

“Acknowledgment Agreement” means that certain Acknowledgment Agreement, dated as of April 2, 2018, by and among the Owner, the Borrower and the Lender, as secured party, as may be amended, restated, supplemented or otherwise modified.

“Advance Rate” has the meaning set forth in the Pricing Side Letter.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; provided that each other Agency shall be specifically excluded as an Affiliate of the Lender. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agency” means each of Freddie Mac (other than in its capacity as the Lender), Fannie Mae and Ginnie Mae.

“Agreement” has the meaning set forth in the preamble hereof.

“Amortization Period” means the period of time from the first day after the end of the Availability Period to the Maturity Date, as such dates may be extended pursuant to Section 2.14.

“Amortization Term-Out Amount” means the Outstanding Aggregate Loan Amount as determined on the first day of the Amortization Period.

“Anti-terrorism Law” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time, including, without limitation, the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Law” means as to any Person, any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” has the meaning set forth in the Pricing Side Letter.

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the date that is three (3) years after the Closing Date, as such date may be extended pursuant to Section 2.14, (ii) the date of termination of the Commitment pursuant to Section 2.06, and (iii) the date of termination of the Commitment of the Lender to make Loans pursuant to Section 10.02.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus [***], and (b) the Prime Rate; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Blocked Person” means any Person that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs, or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Applicable Law.

“Borrower” has the meaning set forth in the preamble hereof.

“Borrowing Base” means, at any time, an amount equal to the product of (i) the Advance Rate and (ii) an amount equal to (A) the mostly recently determined aggregate Market Value of all Eligible Pledged Servicing, plus or minus (B) the positive or negative value, as applicable, of the Borrower’s rights and obligations pursuant to any Hedging Transactions, as calculated pursuant thereto.

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of the Borrower certifying the calculation of the Borrowing Base set forth on the related Borrowing Base Report, substantially in the form of Exhibit A.

“Borrowing Base Deficiency” has the meaning set forth in Section 2.07(c)(ii).

“Borrowing Base Report” means the borrowing base report, substantially in the form of Exhibit B, or otherwise in a format agreed upon in writing between the Borrower and the Lender, delivered by the Lender in accordance with Section 2.04.

“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.07(c)(ii).

“Business Day” means (i) for all purposes other than as covered by subsection (ii) below, a “Business Day” as defined in the Guide, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans bearing interest based on LIBOR, any day which is a Business Day described in subsection (i) and which is also a London Banking Day.

“Calculation Agent” will be the Lender unless the Lender specifies otherwise in a written notice to the Borrower.

“Capitalized Lease” means any lease of (or other arrangement conveying the right to use) real or personal property by the Borrower or any of its consolidated Subsidiaries as lessee that is required under GAAP to be capitalized on the balance sheet of the Borrower and its consolidated Subsidiaries.

“Capitalized Lease Obligations” means obligations of the Borrower and its consolidated Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (i) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit and eurodollar time deposits with weighted average maturities of [***] or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of [***] and a rating of at least A+ from S&P or A-1 from Moody’s, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States government, (iv) securities with weighted average maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A+ by S&P or A-1 by Moody’s, (v) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, or (vi) money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (v) of this definition that comply with the criteria set forth in Rule 2-a7 under the Investment Company Act, are rated either AAA by Moody’s or Aaa by S&P, and that have a weighted average maturity of [***] or less.

“CFPB” means the Consumer Financial Protection Bureau, an agency of the United States, or any successor thereto.

“Change in Law” means the occurrence after the date of this Agreement of (i) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment, mandate or treaty, (ii) any change in any law, rule, regulation, mandate or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, mandate, regulation or treaty, or (iii) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that, notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time prior to a public offering of the Borrower, the LSF Parties and/or their respective Affiliates failing to collectively own, directly or indirectly, at least 50.01% of the Equity Interests of the Borrower. For the avoidance of doubt, any public offering of the Borrower shall not be deemed a Change of Control.

“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied to the satisfaction of the Lender.

“Code” means the Internal Revenue Code of 1986, as amended, restated or replaced from time to time.

“Collateral” has the meaning set forth in Section 4.01.

“Collection Account” means deposit account number [***] established by the Borrower on or before the Closing Date with Bank of America, N.A., or such other replacement collection account as may be established after the Closing Date at a financial institution acceptable to the Lender.

“Commitment” means the obligation (as set forth in, and limited by the terms of, this Agreement) of the Lender to make Loans in an aggregate principal amount not to exceed the Commitment Amount.

“Commitment Amount” means [***] as the same may be changed from time to time in writing pursuant to the terms hereof.

“Compliance Certificate” means a certificate in form acceptable to the Lender substantially in the form of Exhibit E hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Agreement” means, with respect to the Collection Account, an agreement, in form and substance satisfactory to the Lender, among the Lender, the financial institution at which such account is maintained, and the Borrower, effective to grant “control” (as defined under the applicable UCC) over such account to the Lender.

“Control Notice” means a “notice of exclusive control” (or comparable term) as defined in the Control Agreement.

“Copyrights” means any and all rights in any published and unpublished works of authorship owned by the Borrower, including (i) copyrights and moral rights, (ii) all renewals, extensions, restorations and reversions thereof, (iii) copyright registrations and recordings thereof and all applications in connection therewith, (iv) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (v) the right to sue for past, present, and future infringements thereof, and (vi) all of the Borrower’s rights corresponding thereto throughout the world.

“Covered Mortgage Loan” means each mortgage loan which either (i) referenced on Schedule 1.01(a) hereto, or (ii) is now, or which hereafter is, serviced by the Borrower for the Owner under the Servicing Contract, with respect to the Pledged Seller/Servicer Numbers.

“Credit Bid” means, an offer submitted by the Lender to acquire all or any portion of the Collateral in exchange for and in full and final satisfaction of all or a portion (as determined by the Lender) of the claims and Obligations under this Agreement and other Loan Documents and any Hedging Transaction Obligations.

“Debt for Borrowed Money” means any obligations created, issued or incurred by the Borrower for borrowed money (whether by loan, the issuance and sale of debt securities or otherwise).

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Rate” means, with respect to any Loan, and any late payment of fees or other amounts due hereunder, the Interest Rate for the relevant Interest Period (and for all successive Interest Periods during which any Loan, fees or other amounts due hereunder are delinquent), plus [***] per annum.

“Deposits” means deposits commencing on the applicable Reset Date.

“Designated Reuters Page” means the display of ICE Benchmark Administration interest settlement rates for Deposits in Dollars on Reuters Page LIBOR01, or any successor page or such other page (or any successor page) on that service or any successor service designated pursuant to the terms of Section 2.11(b).

“Dispute Date” has the meaning set forth in Section 2.04(b)(ii).

“Dispute Value” has the meaning set forth in Section 2.04(b)(iii).

“Dollars” means the lawful currency of the United States.

“Eligible Pledged Servicing” means all Pledged Servicing subject to the Acknowledgment Agreement; provided, that Eligible Pledged Servicing shall not include any (i) Surplus Proceeds, (ii) Pledged Termination Fee Rights, or (iii) Pledged Servicing that has not yet been included in the Collateral on the day before the date on which (x) the Owner refuses to accept and process any Guide Form 981 submitted by the Borrower to the Owner or (y) “Suspension” has occurred under, and as defined in, the Acknowledgment Agreement, for so long as such “Suspension” is in effect under the Acknowledgment Agreement.

“Environmental Law” means any and all Federal, state, foreign, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Applicable Law (including common law) as now or may at any time hereafter be in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or, to the extent relating to exposure to substances that are harmful or detrimental to the environment, or human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to the Borrower, any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which would be deemed to be a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” has the meaning set forth in Section 10.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower) or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means the revolving credit facility provided to the Borrower by the Lender pursuant to this Agreement.

“Fannie Mae” means Fannie Mae, also known as the Federal National Mortgage Association, or any successor thereto or assigns thereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Facility Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate reasonably determined by Facility Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Rate for such day shall be the “open” rate on the immediately preceding Business Day.

“FHA Compare Ratio” means the two year “compare ratio” assigned to the Borrower by the Federal Housing Administration under its “Neighborhood Watch” program.

“FHA Compare Ratio Trigger” means any determination that the FHA Compare Ratio exceeds [***].

“Five-Year Treasuries Rate” means the index published by the Federal Reserve Board from time to time, based upon the average yield of a range of Treasury securities, all adjusted to the equivalent of a five-year maturity.

“Foreign Lender” means any successor or assignee of the Lender that is not a U.S. Person.

“Freddie Mac” means Freddie Mac, also known as the Federal Home Loan Mortgage Corporation, or any successor thereto or assigns thereof.

“Funding Date” means, as to any Loan, the date such Loan is made hereunder, as provided in Section 2.01 hereof.

“GAAP” means United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time.

“Ginnie Mae” means Ginnie Mae, also known as the Government National Mortgage Association, or any successor thereto or assigns thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guide” means the Freddie Mac Single-Family Seller/Servicer Guide (published, as of the Closing Date, at https://www.allregs.com/tpl/Main.aspx), as it may be amended, restated, modified or supplemented from time to time.

“Hazardous Materials” means (i) any gasoline, petroleum or petroleum products or by-products, radioactive materials, friable asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls and radon gas, and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedging Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements, forward securities transactions and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which the Borrower is a party.

“Hedging Collateral” means the Borrower’s right, title and interest in each Hedging Agreement entered into for the purpose of hedging the value of all or any portion of the Servicing Contract Rights, as such Hedging Agreements and transactions are modified from time to time in writing, together with all schedules, agreements and other documents to be executed and/or delivered by the Borrower in connection with such Hedging Agreements.

“Hedging Effectiveness Report” means a report prepared by the Lender setting forth the calculation of the Hedging Transaction Effectiveness, substantially in the form of Exhibit G.

“Hedging Transaction Deficiency” means any time the Hedging Transaction Effectiveness falls below [***] or rises above [***] on any [***] during a calendar month.

“Hedging Transaction Effectiveness” means, with respect to the Hedging Transactions, the [***] of the risk parameters for the Hedging Transactions to the risk parameters for the Pledged Servicing, as determined by the Lender in good faith. The risk parameters will include [***] upon the Parties’ mutual agreement. For the purposes of determining the foregoing effectiveness requirement, the Lender shall deliver, on a regular basis, a Hedging Effectiveness Report, provided that to the extent a Hedging Transaction is performed with a third party (subject to the provisions of this Agreement) then the Borrower must promptly provide all necessary third party hedging data to the Lender.

“Hedging Transactions” means any transactions pursuant to the Hedging Agreements entered into between the Borrower and the Lender (or another counterparty reasonably satisfactory to the Lender) for the purpose of hedging the value of the Pledged Servicing, as such Hedging Agreements and transactions are modified from time to time in writing.

“Hedging Transaction Obligations” means all amounts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of the Borrower arising under any or otherwise with respect to any Hedging Transactions with the Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limitation, any interest, fees or expenses that accrue after the commencement of any Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.

“Indebtedness” means as to any Person, (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (a) deferred purchase price that is contingent upon performance, and (b) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business), (iii) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (v) Capitalized Lease Obligations of such Person, (vi) obligations of such Person under repurchase agreements or like arrangements, (vi) indebtedness of others guaranteed by such Person, (viii) obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person, (ix) indebtedness of general partnerships of which such Person is a general partner, (x) any other indebtedness of such Person by a note, bond, debenture or similar instrument, and (xi) and to the extent not otherwise included in this definition, obligations under any Hedging Agreement.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that the amount of any obligations under Hedging Agreements on any date shall be deemed to be, after taking into account the effect of any legally enforceable netting agreement relating to such obligations, (a) for any date on or after the date such obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such obligations.

“Indemnified Party” has the meaning set forth in Section 11.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under any Loan Document, and (ii) to the extent not otherwise described in (i), Other Taxes.

“Initial Notice of Borrowing” means the request to fund the initial Loan, substantially in the form of Exhibit D-1, delivered in accordance with Section 5.01(bb).

“Insolvency or Liquidation Proceeding” means, with respect to any Person: (i) any case commenced by or against such Person under the Bankruptcy Code or any other Debtor Relief Law, any other proceeding for the reorganization, recapitalization, adjustment or marshalling of the assets or liabilities of such Person, any receivership or assignment for the benefit of creditors relating to such Person or any similar case or proceeding relative to such Person or its creditors, whether voluntary or involuntary; (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up relating to such Person, whether voluntary or involuntary, and whether or not involving bankruptcy or insolvency; or (iii) any other proceeding of any type or nature in which substantially all claims of creditors of such Person are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind owned by the Borrower, including all rights therein and all applications for registration or registrations thereof.

“Intercreditor Agreement” means the intercreditor agreement delivered pursuant to Section 5.01 hereof, and any intercreditor agreement in form and substance satisfactory to the Lender, among the Lender, the Borrower, and another secured lender required to deliver an Intercreditor Agreement pursuant to Section 7.12 hereof.

“Interest Payment Date” means, each of (i) the fifth day of each calendar month and (ii) the Maturity Date.

“Interest Period” means, (i) an initial period commencing on the Closing Date and ending on but not including the first Reset Date thereafter and (ii) each subsequent monthly period thereafter ending on but not including a Reset Date.

“Interest Rate” has the meaning set forth in Section 2.05.

“Investment” means (i) any investment by the Borrower in any other Person (including Affiliates of the Borrower) in the form of loans, guarantees, advances or other extensions of credit (excluding accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (ii) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (iii) any investment in any other items that are or would be classified as investments on a balance sheet of the Borrower prepared in accordance with GAAP (other than, for the avoidance of doubt, any Hedging Agreements).

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means the knowledge of facts or conditions of which a Responsible Officer either is actually aware or should have been aware under the circumstances with the exercise of reasonable care, due diligence, and competence in discharging such Person’s duties with respect to the Borrower, including any duties under this Agreement, any Loan Document or any Hedging Transaction.

“Lender” has the meaning set forth in the preamble hereof.

“LIBOR” for any Interest Period will be determined as follows (in the following descending order of priority):

(1) LIBOR will be the rate that appears, at 11:00 a.m. (London time) on the LIBOR Determination Date, on the Designated Reuters Page for Deposits in Dollars having a one month maturity;

(2) if that rate is not displayed, pursuant to clause (1) above the Calculation Agent will request the principal London offices of four leading banks in the London interbank market selected by the Calculation Agent (after consultation with the Lender, if the Lender is not then acting as Calculation Agent) to provide such banks’ offered quotations to prime banks in the London interbank market for Deposits in Dollars having a one month maturity at 11:00 a.m. (London time) on the LIBOR Determination Date and in a Representative Amount. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards) of those quotations;

(3) if fewer than two quotations are provided as requested in clause (2) above, the Calculation Agent will request four major banks in the Principal Financial Center selected by the Calculation Agent (after consultation with the Lender, if the Lender is not then acting as Calculation Agent) to provide such banks’ offered quotations to leading European banks for a loan in Dollars for a period of one month, at approximately 11:00 a.m. in the Principal Financial Center on the LIBOR Determination Date and in a Representative Amount. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards) of those quotations; and

(4) if fewer than two quotations are provided as requested in clause (3) above, LIBOR will be LIBOR as determined for the immediately preceding Reset Date or, in the case of the first Reset Date, will be the rate for Deposits in Dollars having a one month maturity at 11:00 a.m. (London time) on the most recent London Banking Day preceding the LIBOR Determination Date for which the rate was displayed on the Designated Reuters Page for deposits starting on the second London Banking Day following such date, provided that, in no event shall LIBOR be less than [***] per annum.

“LIBOR Determination Date” means the second London Banking Day preceding the applicable Reset Date.

“Lien” means, with respect to any property or asset of any Person, (i) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (ii) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Liquidity” means the sum of (i) the Borrower’s unrestricted cash, plus (ii) the Borrower’s unrestricted Cash Equivalents.

“Loan Documents” means this Agreement, the Pricing Side Letter, the Note, the Control Agreement, the Acknowledgment Agreement, any Intercreditor Agreement, any Subservicer Letter Agreement and all notices, certificates, financing statements, continuation statements and other documents to be executed and/or delivered by the Borrower in connection with the transactions contemplated by this Agreement.

“Loans” means, collectively, the loans made by the Lender to the Borrower pursuant to Section 2.01.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in Dollars) in London.

“LSF Parties” means Lone Star Fund VI (U.S.), L.P., LSF VI International 2, L.P., Lone Star Fund V (U.S.), L.P., and LSF V International Finance, L.P.

“Market Value” means, with respect to any date of determination, the value of any Eligible Pledged Servicing determined by the Lender in its discretion, exercised in good faith, at any time and from time to time on a daily basis or more frequently as the Lender may reasonably select. The Lender’s calculation of the Market Value of any Eligible Pledged Servicing shall be made pursuant to certain models developed by the Lender and revised from time to time based on the Lender’s monitoring of Valuation Reports.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, operations or financial condition of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of the Loan Documents, (c) the perfection or priority of any Lien purported to be created by any Loan Document on a material portion of the Collateral, (d) the rights or remedies of the Lender under any Loan Document or (e) the ability of the Borrower to perform any of its material obligations under any Loan Document to which it is a party.

“Material Debt Facility” has the meaning set forth in Section 10.01(e).

“Maturity Date” means the earliest to occur of the following: (i) the date that is five (5) years after the Closing Date, as such date may be extended pursuant to Section 2.14, (ii) the date on which the Lender declares the Loans immediately due and payable after the occurrence and during the continuance of an Event of Default or (iii) the date Loans automatically become due and payable after the occurrence of an Event of Default pursuant to Section 10.01(h).

“MBA” means the Mortgage Bankers Association or any successor thereto.

“Minimum Liquidity Amount” means an amount equal to [***].

“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage File” means, with respect to any Serviced Loan, a file or files pertaining to such Covered Mortgage Loan that contains the mortgage documents pertaining to such Covered Mortgage Loan, and any additional mortgage documents pertaining to such Covered Mortgage Loan required by the Guide or the other Purchase Documents.

“Mortgagor” means the obligor on a Covered Mortgage Loan.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Note” has the meaning set forth in Section 2.02.

“Notice of Borrowing” means the request to fund a Loan, substantially in the form of Exhibit D-2, delivered in accordance with Section 2.03.

“OAS” means an option-adjusted spread, estimating the incremental yield spread between a particular financial instrument (e.g., a security, loan or derivative contract) and a benchmark treasury yield curve.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limitation, any interest, fees or expenses that accrue after the commencement of any Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower).

“Outstanding Aggregate Loan Amount” means, at any time, the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments and prepayments received by the Lender prior to such time and applied to reduce the principal amount of the Loan.

“Owner” has the meaning set forth in the Background section hereof.

“Participant” has the meaning set forth in Section 11.04(c).

“Participant Register” has the meaning set forth in Section 11.04(c).

“Party” and “Parties” have the meanings set forth in the preamble hereof.

“Patents” means patents and patent applications owned by the Borrower, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all of the Borrower’s rights corresponding thereto throughout the world.

“Permitted Collateral Liens” means: (i) the security interest granted hereunder in favor of the Lender; (ii) interests of the Owner in the Collateral which are pursuant and/or subject to the Servicing Contract and/or the Acknowledgment Agreement; (iii) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of the Borrower; (iv) Liens for Taxes not yet due and payable; (v) Liens expressly permitted pursuant to the terms of any Intercreditor Agreement; and (vi) Liens securing judgments not constituting an Event of Default under Section 10.01(g) that are, expressly or by operation of law, subordinate to the Lender’s Lien.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Pledged Seller/Servicer Numbers” means, the Seller/Servicer Numbers of the Borrower set forth on Schedule 1.01(b), as such Schedule may be amended from time to time by the parties hereto.

“Pledged Servicing” means, collectively, the Pledged Servicing Contract Rights and the Pledged Servicing Compensation.

“Pledged Servicing Compensation” means all Servicing Compensation with respect to the Covered Mortgage Loans.

“Pledged Servicing Contract Rights” means all Servicing Contract Rights with respect to the Covered Mortgage Loans.

“Pledged Termination Fee Rights” means all of the Borrower’s present and future rights to have, demand, receive, recover, obtain and retain any “Termination Fee” (as defined in the Acknowledgment Agreement) with respect to the Covered Mortgages Loans.

“Portfolio Delinquency Event” means, the Portfolio Delinquency Rate, measured as of the end of any calendar month beginning with April 30, 2018, is greater than [***] for the prior three calendar month period including such month (tested on a rolling basis).

“Portfolio Delinquency Rate” means the ratio of (i) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for the Owner or Fannie Mae that have monthly payments that are 60 days or more past due (calculated in accordance with the MBA delinquency calculation methodology) to (ii) the unpaid principal balance of all such residential mortgage loans.

“Pricing Side Letter” means that certain letter agreement, dated as of April 2, 2018, by and between the Borrower and the Lender, as may be amended, restated, supplemented or otherwise modified.

“Prime Rate” means the base rate on corporate loans posted by large United States commercial banks as most recently published on or prior to such day in the “Money Rates” section of the Wall Street Journal, Eastern Edition, or any successor publication (the “WSJ”), as the “Prime Rate”; provided that, if the WSJ ceases to publish a rate or rates of interest as the “Prime Rate”, then for purposes of this Agreement, the term “Prime Rate” means the rate which the Lender elects from time to time as the “Prime Rate” in its reasonable discretion, whether or not published.

“Principal Financial Center” means the City of New York. “Protective Advances” has the meaning set forth in Section 2.13.

“Purchase Documents” means the “Purchase Documents” (as such term is defined in the Guide from time to time) applicable to the Borrower.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Representation and Warranty Claim Ratio” means the [***].

“Representation and Warranty Claim Ratio Trigger” means any determination that the Representation and Warranty Claim Ratio exceeds [***].

“Representative Amount” means a principal amount of not less than U.S. [***] that, in the Calculation Agent’s reasonable judgment, is representative for a single transaction in the relevant market at the relevant time.

“Reset Date” the first day of each calendar month.

“Resolution Date” has the meaning set forth in Section 2.04(b)(iv).

“Responsible Officer” means the chief executive officer, chief financial officer, chief operating officer, president or treasurer of the Borrower or any other officer having substantially the same authority or responsibility as any of those officers, or any senior vice president of the Borrower responsible for the administration of the obligations of the Borrower under this Agreement, for financial matters or for tax matters (except that with respect to financial matters hereunder, the Responsible Officer shall be the chief financial officer or treasurer of the Borrower).

“Restricted Payment” has the meaning set forth in Section 8.09.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or its successor in interest.

“Serviced Loans” means all residential mortgage loans which are now, or which hereafter are, serviced by the Borrower for the Owner under the Servicing Contract.

“Servicer Downgrade Trigger” means [***] of (i) the Borrower’s S&P residential prime servicer ranking [***], (ii) the Borrower’s Fitch RMBS residential primary servicer rating for prime mortgages [***], (iii) the Borrower’s Moody’s servicer quality “SQ” assessment as a primary servicer rating for prime residential mortgage loans [***], or (iv) if any of S&P, Fitch or Moody’s ceases to provide any of the above rankings, ratings or assessments for the Borrower.

“Servicing Agreement” means the Servicing Contract and any other residential sale, purchase or servicing agreement, pooling and servicing agreement, interim servicing agreement or other similar agreement, and any other agreement governing the rights, duties and obligations of the Borrower, as a seller and/or servicer, under such agreements (including for the avoidance of doubt, any agreements related to primary servicing, subservicing, special servicing and master servicing).

“Servicing Compensation” means all the Borrower’s right, title and interest in, to and under the Servicing Contract, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under the Servicing Contract, to receive any fees, charges or other compensation (including proceeds of any disposition, termination, with or without cause, and/or transfer of servicing, but excluding servicing advance reimbursement rights) payable to the Borrower as compensation for servicing and administering the Serviced Loans (including, without limitation, late charge fees, insufficient funds fees or charges, assumption fees, assignment transfer fees, amortization schedule fees, incentive payments for each completed short sale, any incentive payments payable in connection with governmental loss mitigation programs, reinstatement fees, late payment charges, any incidental fees and charges, and all other fees and similar ancillary servicing compensation charged to Mortgagors in connection with the servicing or subservicing of such Serviced Loan), interest from escrow accounts, any net economic benefit resulting from investments of funds representing escrow and custodial deposits held for the account of the Borrower or any subservicer, or the Owner relating to the Serviced Loans, any prepayment charges or premiums payable to the Borrower as servicer, any excess servicing rights or retained yield that is received or retained by the Borrower for each Serviced Loan, and all Surplus Proceeds excluding, in any case, any guaranty fees payable to the Owner.

“Servicing Contract” means, collectively, (i) the Purchase Documents and (ii) the unitary indivisible master servicing contract described in the Guide and entered into by and between the Owner and the Borrower.

“Servicing Contract Rights” means, with respect to any Serviced Loan, the Borrower’s indivisible, conditional and non-delegable right to service such Serviced Loan under the Servicing Contract.

“Servicing Schedule” means an electronically delivered schedule delivered by the Borrower to Lender or its designee in accordance with Section 7.20, and otherwise from time to time on a monthly basis or as otherwise requested by Lender with respect to the Servicing Contract Rights (with respect to the identified related Covered Mortgage Loans) to be pledged to Lender hereunder.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surplus Proceeds” means “Surplus Proceeds” as defined in the Acknowledgment Agreement.

“Tangible Net Worth” means, as of any date of determination, the excess of total assets (excluding intangible assets) of the Borrower over total liabilities of the Borrower, each determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Value” has the meaning set forth in Section 2.04(b)(ii).

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, certification marks, collective marks, logos, symbols, trade dress, assumed names, fictitious names and service mark applications owned by the Borrower, including (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Borrower’s business symbolized by the foregoing or connected therewith, and (v) all of the Borrower’s rights corresponding thereto throughout the world.

“Trigger Event” means the occurrence of a (i) Portfolio Delinquency Event, (ii) at any time after December 31, 2018, an FHA Compare Ratio Trigger, (iii) Servicer Downgrade Trigger, or (iv) Representation and Warranty Claim Ratio Trigger.

“Trigger Event Report” means a certificate prepared by the Borrower setting forth evidence of the absence or existence of each Trigger Event, substantially in the form of Exhibit H.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unliquidated Obligations” means, at any time, any Obligations (or portions thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is (i) an obligation (including any guarantee) that is contingent in nature at such time, or (ii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Valuation Agent” means Mountain View Risk Advisors LLC or another third party appraisal firm selected by the Lender in its discretion, exercised in good faith; provided, that solely for purposes of Section 2.04(b), the Lender shall choose the “Valuation Agent” from a mutually agreed upon list of three (3) industry recognized qualified professional third party valuation agents, which list may be revised by the mutual agreement of the Borrower and the Lender on or before January 15 of each year the Loan is outstanding by updating Schedule 1.01(c) hereto; provided, further, that the Lender shall provide thirty (30) calendar days written notice to the Borrower prior to any change in the choice of the Valuation Agent. As of the Closing Date, the initial list of Valuation Agents is set forth on Schedule 1.01(c) hereto.

“Valuation Date” has the meaning set forth in Section 2.04(b)(ii).

“Valuation Dispute” has the meaning set forth in Section 2.04(b)(i).

“Valuation Report” means a report from a Valuation Agent which shall evaluate the fair market value of the Pledged Servicing, as of the date stated in the written report of such evaluation (each such evaluation and Valuation Report to be made at the Borrower’s expense except as set forth to the contrary in Section 2.04(b)(iv)) it being understood that, for purposes of this Agreement, each Valuation Report shall take into account customary factors, including current market conditions and the fact that the Pledged Servicing Contract Rights may be terminated by the Owner, or sold or otherwise disposed of, under circumstances where the Borrower is in default under the Servicing Contract.

(b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

(c) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document, as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, restated, supplemented or otherwise modified from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(h) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(i) As used herein, references to the “Lender” shall refer to Freddie Mac solely in its capacity as the Lender hereunder, and references to the “Owner” shall refer to Freddie Mac solely in its capacity as the Owner.

Section 1.02 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lender pursuant to Sections 7.07(a) and 7.07(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

(b) Changes in GAAP. If the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

ARTICLE II

LOANS, BORROWING, PREPAYMENT

Section 2.01 Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth (including, without limitation, the satisfaction of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable), the Lender agrees to make one or more loans to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (a) the Commitment Amount or (b) the Borrowing Base. Subject to the other terms and conditions hereof, the Borrower may borrow Loans, prepay under Section 2.07, and reborrow under this Section 2.01 provided, that the Borrower may not borrow or reborrow Loans during the pendency of a Valuation Dispute. The Lender shall distribute the proceeds of such Loans to the Borrower on the related Funding Date in accordance with Section 2.03.

Section 2.02 Note. The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower, substantially in the form of Exhibit C hereto, dated the date hereof (as amended, restated, supplemented or otherwise modified, and any replacement thereof or substitution therefor, the “Note”), payable to the Lender in a maximum principal amount equal to the Commitment Amount.

Section 2.03 Funding Requests.

(a) The Borrower may borrow or re-borrow hereunder on any Business Day solely during the Availability Period; provided that, the Borrower shall deliver to the Lender an irrevocable Notice of Borrowing, which Notice of Borrowing must be received by the Lender no later than 11:00 a.m. on the Business Day before the requested Funding Date; provided further, that following any payment required pursuant to Section 2.07(c)(ii), the Borrower may not request to borrow hereunder until such time as the Borrowing Base exceeds the Outstanding Loan Amount by [***] or more. Each borrowing of Loans hereunder shall be in an amount equal to [***] or a whole multiple of [***] in excess thereof (or, if the then available Commitment is less than [***], such lesser amount).

(b) By delivering a Notice of Borrowing, the Borrower represents and warrants to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 of this Agreement have been satisfied.

Section 2.04 Borrowing Base Reports; Valuation Disputes.

(a) Generally. With respect to each Funding Date, and at any other time and from time to time on a daily basis or more frequently as the Lender may select, the Lender shall determine the Market Value of Eligible Pledged Servicing and the corresponding Borrowing Base as of such date and deliver to the Borrower a Borrowing Base Report. Notwithstanding anything herein to the contrary, the Lender shall have the right to determine the Borrowing Base at any time in its discretion, exercised in good faith.

(b) Valuation Disputes.

(i) The Borrower has the right to dispute the Lender’s determination of the Market Value of Eligible Pledged Servicing from time to time, as provided in this Section 2.04(b) (any such dispute a “Valuation Dispute”).

(ii) If the Borrower invokes a Valuation Dispute, then the Borrower must do so within five (5) Business Days after it receives notice of the Lender’s determination of the Market Value of Eligible Pledged Servicing, by (A) presenting to the Lender a Valuation Report (each such evaluation and report to be made at the Borrower’s expense) setting forth the Valuation Agent’s opinion as to the Market Value of Eligible Pledged Servicing (“Third Party Value”), and (B) paying to the Lender any Borrowing Base Deficiency calculated based upon the Dispute Value established pursuant to Section 2.04(b)(iii). The date on which the Borrower receives notice of the Lender’s determination of the Market Value of Eligible Pledged Servicing is the “Valuation Date”. The date on which the Borrower invokes a Valuation Dispute is the “Dispute Date”. The Borrower’s invocation of a Valuation Dispute shall be deemed to be: (x) a representation by the Borrower that it has made a good faith determination of a material difference between the Lender’s determination of the Market Value of Eligible Pledged Servicing and the fair market value of Eligible Pledged Servicing; (y) a ratification and reaffirmation by the Borrower of each and every representation, warranty and covenant contained in the Loan Documents; and (z) an agreement that no advances or re-advances of Loan proceeds will be made during the pendency of a Valuation Dispute.

(iii) Notwithstanding anything contained herein to the contrary, following a Valuation Dispute, the conclusive Market Value of Eligible Pledged Servicing (the “Dispute Value”), binding upon all parties for the purposes of the Loan Documents and effective for the period of time from the Valuation Date until the next valuation performed by the Lender, will be lesser of:

(1) [***] of the Lender’s determination of the daily Market Value of Eligible Pledged Servicing, or

(2) The Third Party Value, absent any manifest error (in the event of any manifest error in the Third Party Value, the Lender’s determination regarding the Market Value of the Pledged Servicing will be the value until such time as the error is corrected).

(iv) The Lender shall in good faith consider any appropriate adjustment to its valuation model with respect to the Market Value of Eligible Pledged Servicing on a going forward basis to account for the information in the Valuation Report establishing the Third Party Value. The parties acknowledge that the Lender’s valuation models may apply different factors and/or place different emphasis on factors than those applied in any Valuation Report establishing the Third Party Value, including, without limitation, any other Valuation Report which the Lender may order from time to time (at the Lender’s own expense). If the parties are unable to receive the Third Party Value or otherwise resolve a Valuation Dispute within a period of ten (10) Business Days after the Borrower’s invocation of the Valuation Dispute, then the Lender’s determination of the Market Value of Eligible Pledged Servicing shall prevail. The Borrower cannot invoke a new Valuation Dispute until any pending Valuation Dispute has been resolved or the time period for resolution in the previous sentence has expired and the Lender’s determination of the Market Value of Eligible Pledged Servicing is deemed restored (in either event, the “Resolution Date”). The Borrower shall pay the balance of any Borrowing Base Deficiency on the Resolution Date.

(v) For the purposes of this Section 2.04(b), (A) the Lender shall instruct the respective Valuation Agent (or its replacement) to calculate the projected future cash flows attributable to Eligible Pledged Servicing, based upon the unique characteristics of the Covered Mortgage Loans and market-based assumptions for prepayment speeds under a fair market value framework, and (B) the Market Value of Eligible Pledged Servicing shall be the net present value of the cash flows; provided, that notwithstanding the foregoing, the Market Value of Eligible Pledged Servicing will be capped by operation of one of the following calculations: (x) if based upon Lender’s internal valuations, then at an OAS of [***], and (y) if based upon a Valuation Agent’s valuation, then at a discount rate of [***]. The foregoing calculations shall be performed without any change to the market prepayment speed models.

Section 2.05 Interest. Subject to Sections 2.09, 2.11 and 3.02 hereof, each Loan shall bear interest on the principal amount outstanding from time to time, from its Funding Date through but not including repayment (whether by acceleration or otherwise), at a rate per annum, for each Interest Period, equal to the sum of (i) LIBOR for such Interest Period in effect for the Loan, plus (ii) the Applicable Margin (the “Interest Rate”).

Section 2.06 Termination or Reduction of Revolving Credit Commitments.

(a) Upon not less than three (3) Business Days’ notice to the Lender, the Borrower shall have the right to terminate the Commitment or, from time to time, to reduce the Commitment Amount; provided, that no such termination of the Commitment or reduction of the Commitment Amount shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Aggregate Loan Amount would exceed the Commitment Amount. Any such partial reduction of the Commitment Amount shall be in an amount equal to [***], or a whole multiple of [***] in excess thereof, and shall reduce permanently the Commitment Amount then in effect.

(b) The Commitment Amount shall be automatically and permanently reduced to zero Dollars ($0) and the Commitment terminated on the date for which prepayment of the Loans is required to be made pursuant to Section 2.07(c)(i).

Section 2.07 Repayment and Prepayment of Loans.

(a) General Terms. The Borrower shall repay all Loans and all other amounts due under this Agreement in full on the Maturity Date. Loans may be prepaid in accordance with the terms of this Section 2.07 and, to the extent prepaid, may be re-borrowed hereunder (solely during the Availability Period) in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02).

(b) Optional Prepayments. The Borrower may, from time to time on any Business Day (each an “Optional Prepayment Date”), prepay any Loan or Loans advanced hereunder, in whole or in part. Any such prepayment received by the Lender by 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. During the Amortization Period, any such prepayment shall be applied to the principal repayment installments in inverse order of maturity.

(c) Mandatory Prepayments.

(i) Change of Control. Upon the occurrence of a Change of Control without the prior written approval of the Lender (which may be given or withheld in the Lender’s sole discretion), the Borrower shall, at the Lender’s option, not later than five (5) Business Days after written demand by the Lender, prepay the outstanding principal amount of the Loans and any unpaid accrued interest plus, an amount equal to one year of interest on the outstanding principal amount of the Loans immediately prior to such prepayment, at the interest rate applicable to the Loans on such date, and, upon any such demand, all Commitments hereunder shall automatically terminate without further action of the Lender.

(ii) Borrowing Base Deficiency. If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice (which notice may be sent electronically) to the Borrower that the Lender has determined in its sole discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (x) the Borrowing Base and (y) the Commitment Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrower shall, no later than 5:00 p.m. on the fifth (5th) Business Day following the Borrowing Base Shortfall Day, repay outstanding Loans, in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrower by the Lender; provided, that no such repayment shall be required if the Outstanding Aggregate Loan Amount does not exceed the Commitment Amount and the amount of the Borrowing Base Deficiency is less than [***] of the Borrowing Base. For the avoidance of doubt, the valuation dispute procedure set forth in Section 2.04(b) shall not operate to extend the five (5) Business Day period referenced in the preceding sentence as the date for repayment of the amount of any Borrowing Base Deficiency. The Lender’s election not to provide notice pursuant to this Section 2.07(c)(ii) at any time when there is a Borrowing Base Deficiency shall not in any way limit or impair the Lender’s right, at any time, to (i) declare an Event of Default, or (ii) deliver such notice at any future time there is a Borrowing Base Deficiency.

(iii) Amortization Payments. During the Amortization Period, the Borrower shall repay an aggregate principal amount of outstanding Loans in the amount (calculated as a percentage of the Amortization Term-Out Amount) set forth below opposite the payment date on which such payment is to occur (as such amount may be reduced as a result of payments pursuant to clause (b) above):

Payment Date	Payment Amount
First day of Amortization Period	[	***]
First anniversary of the first day of Amortization Period	[	***]
Maturity Date	[	***]

(d) Application of Payments. Any proceeds of Collateral or other payments received by the Lender (A) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower or as otherwise required herein) or (B) after an Event of Default has occurred and is continuing and the Lender so elects, shall be applied:

(i) first, ratably to pay the Obligations in respect of any fees, interest, costs, expenses and indemnities then due and payable to the Lender in respect of the Loans or the Hedging Transaction Obligations, in each case, until paid in full;

(ii) second, to pay principal on the Loans until paid in full;

(iii) third, to the ratable payment of all other Obligations and Hedging Transaction Obligations then due and payable; and

(iv) fourth, any remaining amounts in excess of the minimum amount required to be maintained in the Collection Account pursuant to Section 2.08 shall be released to the Borrower or as otherwise required by Applicable Law.

The Borrower agrees that neither the Lender’s acceptance of a payment from the Borrower in an amount that is less than all amounts then due and payable nor the Lender’s application of such payment will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Unless the Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of the Loans will not extend or postpone the due date of any subsequent monthly payment or change the amount of such payments.

Section 2.08 Collection Account. The Borrower has established and shall continue to use the Collection Account. The Collection Account shall be subject at all times to the Control Agreement and may not be a “zero balance” account. The Borrower shall cause all Pledged Servicing Compensation and other proceeds of Collateral to be remitted to the Collection Account no later than three (3) Business Days following receipt thereof. The Borrower may withdraw funds from the Collection Account in its discretion in the ordinary course of business unless an Event of Default has occurred and the Lender has delivered a Control Notice or has otherwise directed the Borrower not to withdraw funds therefrom. If an Event of Default has occurred and the Lender has delivered a Control Notice or has otherwise directed the Borrower not to withdraw funds from the Collection Account, all amounts on deposit in the Collection Account shall be applied pursuant to Section 2.07(d).

Section 2.09 Payments and Computations, etc.

(a) Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in lawful money of the United States of America in same day funds; provided, that funds received by the Lender after 1:00 p.m. on such due date may, at the Lender’s discretion, be deemed to have been paid by the Borrower on the next Business Day. If the Lender shall deem any such payment to be paid on the next Business Day, such payment shall be a non-conforming payment. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(b) Unless otherwise expressly stated herein, interest on each Loan shall be payable monthly, in arrears, on each Interest Payment Date, including each prepayment made pursuant to Section 2.07(b) and subsections (ii) and (iii) of Section 2.07(c). Any prepayments of Loans which are required to be accompanied by payment of accrued interest on the date prepaid shall also be accompanied by any amounts owing pursuant to Section 3.04.

(c) In the event of any Event of Default, the Borrower shall, to the extent permitted by law, pay interest on the outstanding principal amount of the Loans and all other Obligations (including interest and fees) outstanding for the period from, and including the date of such Event of Default until, but excluding, the date paid, at the applicable Default Rate, payable on demand, subject to the limitations set forth in Section 11.14 hereof.

(d) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

(e) All payments made by the Borrower under this Agreement shall be made without defense, setoff or counterclaim.

(f) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest or fees hereunder.

Section 2.10 Fees.

(a) Reserved.

(b) Reserved.

(c) Reserved.

(d) Fees Generally; Other Fees. The Borrower shall pay to the Lender such fees as shall have been separately agreed upon in writing, including, without limitation, in the Pricing Side Letter, in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.11 Inability to Determine Rates.

(a) If prior to the first day of any Interest Period:

(i) the Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that adequate and reasonable means do not exist for determining LIBOR for such Interest Period; or

(ii) LIBOR for any Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to the Lender of funding or maintaining such Loan for such Interest Period,

the Lender shall promptly notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Loans based on LIBOR shall be suspended until the Lender revokes such notice and all Loans will bear interest at a floating rate equal to the Base Rate plus the Applicable Margin, as in effect from time to time. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Loans in the amount specified therein at the Base Rate plus the Applicable Margin.

(b) Notwithstanding this Section 2.11 or any other provision of this Agreement, if the Lender notifies the Borrower that the Lender is unable to determine LIBOR due to the discontinuation of LIBOR and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend the applicable provisions of this Agreement to reference an alternative to LIBOR, with due consideration being given at such time to the interest rate or rates then being referenced by the Lender and other lenders in the bank loan market in credit facilities similar to the credit facilities under this Agreement. Until any such amendment shall have become effective, the applicable interest rate shall be determined in accordance with Section 2.11(a) above.

Section 2.12 Use of Proceeds. The Borrower shall use the proceeds of each Loan in accordance with the terms of the Acknowledgment Agreement and any Applicable Law.

Section 2.13 Protective Advances. The Lender is authorized by the Borrower, from time to time in the Lender’s reasonable discretion (but shall have absolutely no obligation to), at any time there exists and is continuing any Event of Default, to make Loans to the Borrower, which the Lender deems necessary (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or Hedging Transaction Obligations, or (c) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 11.03) and other sums payable under the Loan Documents in each case as and when earned, due and payable (any of such Loans are herein referred to as “Protective Advances”).

Section 2.14 Extension of Availability Period and Maturity Date.

(a) The Borrower may, by written notice to the Lender not earlier than nine months after the date hereof and not later than 30 days prior to the end of the Availability Period then in effect hereunder, request that the Lender extend the Availability Period then in effect for an additional period of thirty-six months such that the new Availability Period under this Agreement will be for a period of thirty-six months after the date that the Borrower’s extension request is granted by the Lender (if so granted). Subject to the limitation set forth above, (i) the Borrower may (i) request multiple extensions of the Availability Period for successive thirty-six month periods and (ii) renew any request for an extension from time to time.

(b) The Lender, acting in its sole and absolute discretion, shall elect whether to extend any Availability Period and shall endeavor to advise the Borrower whether the Lender agrees to any such extension under this Section no later than the date that is fifteen (15) Business Days after the date such notice is received by the Lender; provided, that for the avoidance of doubt, the failure of the Lender to advise the Borrower it has agreed to any such extension by such date shall be deemed a rejection of such extension request.

(c) As conditions precedent to any such extension, (i) the Borrower shall deliver to the Lender a certificate of the Borrower, dated as of the acceptance of such extension by the Lender, signed by a Responsible Officer of the Borrower, which certificate shall certify (A) to and attach the resolutions adopted by the Borrower approving or consenting to such extension, the current organizational documents of the Borrower (or confirm no changes since previously certified to by the Borrower) and current incumbencies for the officers executing any documents in connection with such extension, and (B) that, before and after giving effect to such extension, (1) the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects), and (2) no Default or Event of Default is in existence, and (b) the Borrower shall pay to the Lender an extension fee in the amount of [***] of the Commitment Amount then in effect in immediately available funds. Upon satisfaction of the foregoing conditions, (x) the period referenced in clause (i) of the definition of “Availability Period” shall be for the period of thirty-six months commencing on the date that the Borrower’s extension request is granted by the Lender, and (y) the date referenced in clause (i) of the definition of “Maturity Date” shall be automatically extended to the date that is five (5) years after the first day of the extended Availability Period. This Section shall supersede any provisions in Section 11.02 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by Applicable Law. If the Borrower is required by Applicable Law (as determined in the good faith discretion of the Borrower) to deduct or withhold any Taxes from such payments, then:

(i) if such Tax is an Indemnified Tax, the amount payable by the Borrower shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made; and

(ii) the Borrower shall be entitled to make such deductions or withholdings and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Tax Indemnification. The Borrower shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Lender, on or with respect to an amount payable by the Borrower under or in respect of this Agreement or under any other Loan Document, together with any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Lender as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Treatment of Certain Refunds. If the Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01 (including by payments of additional amount pursuant to this Section 3.01), it shall pay over such refund (or the amount of any credit in lieu of refund) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund); provided that, the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph if the payment of such amount would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this paragraph (e) shall be construed to require the Lender to make available its Tax returns or any other information relating to its Taxes that it deems confidential to the Borrower or any other Person.

(f) Status of Lender.

(i) If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii) Without limiting the generality of the foregoing, as long as the Borrower is a U.S. Person:

(A) As long as the Lender is a U.S. Person, the Lender (including any successor or assignee of the Lender than is a U.S. Person) shall deliver to the Borrower on or about the date on which such Person becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax;

(B) If any successor assignee of the Lender is a Foreign Lender, then such Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in a form reasonably acceptable to the Borrower to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in a form reasonably acceptable to the Borrower, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in a form reasonably acceptable to the Borrower on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Defined Terms. For the purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(h) Survival. The Borrower’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all Obligations under any Loan Document and the Hedging Transaction Obligations.

Section 3.02 Illegality. If the Lender determines that as a result of any Change in Law, it becomes unlawful, or that any Governmental Authority asserts that it is unlawful, for the Lender to make, maintain or fund Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or maintain Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay all such Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans, in each case unless the Borrower agrees to pay interest at the Base Rate plus the Applicable Margin as in effect from time to time. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement, the Commitment or the Loans, to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate from the Lender setting forth, in reasonable detail, the amount or amounts necessary to compensate it, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.04 Indemnity.

(a) The Borrower shall indemnify and hold the Lender harmless from, any loss, cost or expense which the Lender may sustain or incur as a result of, or in connection with (i) the failure of the Borrower to borrow or prepay a Loan on the date specified in any notice delivered pursuant hereto, (ii) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), excluding any prepayment of principal required by Section 2.07(c)(ii), or (iii) the conversion of any Loan other than on the last day of the Interest Period applicable thereto. Such indemnification may include an amount determined by the Lender to be equal to the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan if none of the events specified in clause (i) through (iii) had occurred at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow for the period that would have been the Interest Period for such Loan) over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid at the commencement of the Interest Period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market.

(b) A certificate from the Lender submitted to the Borrower as to any amounts payable pursuant to this Section 3.04 shall be conclusive in the absence of manifest error. The covenant in Section 3.04(a) above shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

ARTICLE IV

SECURITY INTEREST

Section 4.01 Security Interest. As security for the prompt payment and performance of all of its Obligations, its Hedging Transaction Obligations and any other covenants contained in this Agreement, the Loan Documents or any Hedging Agreement in respect of Hedging Transaction Obligations, the Borrower hereby pledges and grants a security interest to the Lender (subject to the interests of the Owner as set forth in Section 4.02 and in the Acknowledgment Agreement) in all of the Borrower’s right, title and interest, in, to, and under all of the following, whether now or hereafter existing and wherever located (all being collectively referred to herein as the “Collateral”):

(a) the Collection Account, all cash in the Collection Account and all other property from time to time deposited therein or otherwise credited thereto and all interest thereon;

(b) all Pledged Servicing Compensation whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Borrower in such Pledged Servicing Compensation;

(c) all Pledged Servicing Contract Rights whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Borrower in such Pledged Servicing Contract Rights;

(d) all subservicing agreements related to the Pledged Servicing Contract Rights and all rights and claims of the Borrower under such subservicing agreements;

(e) all Pledged Termination Fee Rights; (f) all Hedging Collateral;

(g) all Surplus Proceeds;

(h) all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of the Borrower or any other Person from time to time acting for the Borrower that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.01 hereof or are otherwise reasonably necessary in the collection or realization thereof; and

(i) all Proceeds, including all cash Proceeds and noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever the Borrower’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

For the avoidance of doubt and notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and the Borrower is not pledging, nor granting a security interest hereunder in:

(i) any Servicing Contract Rights or Servicing Compensation until covered by the Acknowledgment Agreement; provided, that notwithstanding the foregoing, such security interest shall attach immediately, without any further action on the part of any Party, at such time as the Acknowledgment Agreement is effective (in accordance with its terms);

(ii) any Servicing Contract Rights or Servicing Compensation other than the Pledged Servicing;

(iii) principal and interest payments, escrow amounts or recoveries required to be remitted by the Borrower to the Owner, the Mortgagor and/or any other applicable party under the Guide;

(iv) servicing advance reimbursement rights;

(v) the right to designate a servicer for any Serviced Loan; and/or

(vi) any asset which, pursuant to an Intercreditor Agreement then in effect, the Lender expressly acknowledges it does not maintain a security interest in.

Section 4.02 Provisions Regarding Pledge of Pledged Servicing to Be Included In Financing Statements.

(a) Notwithstanding anything to the contrary in the Agreement or any of the other Loan Documents, the security interest of the Lender created hereby with respect to the Collateral is subject to the following provision to be included in each financing statement filed in respect hereof (or any variation required by the Owner):

“Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.”

(b) Notwithstanding anything to the contrary in this Agreement, the pledge of the Borrower’s right, title and interest in Servicing Contract Rights under the Borrower’s Servicing Contract with the Owner shall only secure the Borrower’s indebtedness and obligations to the Lender incurred for the purposes permitted by the Owner in the Acknowledgment Agreement; provided, that the foregoing provisions of this Section 4.02(b) shall be deemed automatically supplemented or amended if and to the extent the Owner supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contract, Acknowledgment Agreement, or published announcements or otherwise waives or grants exceptions from the requirement, and in each instance, with the same substantive force and effect.

Section 4.03 Authorization of Financing Statements. The Borrower hereby authorizes the Lender to file any financing or continuation statements required to perfect or protect the Lender’s security interest in the Collateral granted hereunder so long as such financing statements include the legends and provisions contemplated by Section 4.02(a) above, including, without limitation, the financing statement set forth at Exhibit F hereto. The Lender will notify the Borrower of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03 or any other section of this Agreement).

Section 4.04 Lender’s Appointment as Attorney In Fact; Rights Upon Event of Default.

(a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as the Borrower’s true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s sole discretion, if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement (and/or the

Servicing Contract, subject to the Acknowledgment Agreement), to take any action on behalf of the Borrower pursuant to the Servicing Contract and the Acknowledgment Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (and/or the Servicing Contract, subject to the Acknowledgment Agreement) to the extent such actions are permitted to be taken by the Lender under the Acknowledgment Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following (subject to limitations contained in the Acknowledgment Agreement):

(i) In the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii) (A) To direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do; and

(iii) Perform or cause to be performed, the Borrower’s obligations under the Servicing Contract to the extent permitted by the Acknowledgment Agreement.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05. This power of attorney shall not revoke any prior powers of attorney granted by the Borrower.

(b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 10.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided, that the exercise of such powers are in accordance with the Acknowledgment Agreement, if and to the extent applicable.

(c) The powers and rights conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers and rights. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and rights, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct as determined by the final determination of a court of competent jurisdiction; provided, that the Lender shall exercise such powers and rights only in accordance with the Acknowledgment Agreement, if and to the extent applicable.

Section 4.05 Release of Security Interest. Upon termination of this Agreement and repayment to the Lender of all Hedging Transaction Obligations and all Obligations in full in cash and the performance of all obligations (other than Unliquidated Obligations) under the Loan Documents, the Lender shall release its security interest in any remaining Collateral; provided, that if any payment, or any part thereof, of any of the Hedging Transaction Obligations or the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

Section 4.06 Representations Concerning the Collateral. The Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:

(a) The Borrower has not assigned, pledged, conveyed, or encumbered any Collateral or any right to any Collateral (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Collateral), and the Borrower is the sole owner of all Collateral and has good and marketable title thereto free and clear of all Liens, other than, in each case, any Permitted Collateral Liens. No Pledged Servicing is owned or financed by a third-party (including, without limitation, any Affiliates of the Borrower) other than the Owner pursuant to the Servicing Contract and the Acknowledgment Agreement, and no Person has any interest in any Pledged Servicing, other than the Lender, the Borrower or the Owner pursuant to the Servicing Contract and the Acknowledgment Agreement (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Pledged Servicing).

(b) The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest of the Borrower in, to and under the Collateral;

(c) All information concerning any Pledged Servicing set forth on the Servicing Schedule most recently delivered does not contain, taken as a whole, any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading as of the date of delivery of such Servicing Schedule;

(d) All filings and other actions necessary to perfect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and the Loan Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Obligations and the Hedging Transaction Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken.

(e) Subject only to the Servicing Contract and the terms of the Acknowledgment Agreement, the Borrower has the full right, power and authority to pledge the Pledged Servicing, and the pledge of such Pledged Servicing may be further assigned without any requirement, except as may be specified in the Servicing Contract.

(f) In connection with any repurchase agreement, warehouse loan agreement or line of credit, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or any of its Affiliates on the one hand and any third party (including any Affiliate of the Borrower but excluding the Lender or any Affiliate of the Lender) on the other, including without limitation, any other facility for the funding of servicing advances, no such third party has the right pursuant to the terms of such repurchase agreement, warehouse loan agreement or line of credit, loan and security agreement or similar credit facility or agreement, to cause the Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.

(g) Set forth in Schedule 4.06 hereto is, as of the Closing Date, a complete and correct list of each trade name used by the Borrower within five years of the date hereof and each former legal name of the Borrower within five years of the date hereof.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the following items (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender in its sole discretion:

(a) This Agreement duly executed by the Parties;

(b) The Note duly executed by the Borrower;

(c) The Acknowledgment Agreement duly executed by the parties thereto;

(d) The Control Agreement duly executed by the parties thereto;

(e) An Intercreditor Agreement with each Person whom the Borrower has granted a Lien on any of the Borrower’s right, title and interest in, to and under any Servicing Contract Rights or Servicing Compensation with respect to Serviced Loans not constituting Collateral, duly executed by the parties thereto;

(f) A filed UCC-1 financing statement on the Collateral of the Borrower, in the form set forth at Exhibit F hereto;

(g) A certificate of a secretary or assistant secretary of the Borrower, (i) certifying as to the names and true signatures of the persons authorized on the Borrower’s behalf to sign, as applicable, this Agreement, the Note and the other Loan Documents to be delivered by the Borrower in connection herewith, (ii) attaching true and correct copies of each Organizational Document of the Borrower, and (iii) attaching true and correct copies of resolutions of the Borrower authorizing the Loan Documents;

(h) A certificate of a Responsible Officer of the Borrower, certifying as to the (i) accuracy and completeness of each of the representations and warranties contained in each Loan Document to which the Borrower is a party, (ii) the absence of a Default or Event of Default under such Loan Documents to which the Borrower is a party as of the Closing Date and (iii) pro forma compliance with the financial covenants set forth in Section 7.09 of this Agreement, including supporting calculations, and no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower to no longer be in compliance with said provisions;

(i) A good standing or subsistence certificate for the Borrower, evidencing its current good standing, tax qualification and/or subsistence in the Borrower’s jurisdiction of organization;

(j) A current Borrowing Base Certificate; (k) A current Trigger Event Report;

(l) Copies of any necessary consents of third parties, in form and substance satisfactory to the Lender;

(m) Payoff letters with respect to any Indebtedness to be repaid with the proceeds of the Loans on the Closing Date, together with related lien releases, including, without limitation, any UCC-3 termination statements with respect to Liens on the Collateral;

(n) The results of searches for any effective UCC financing statements, Tax Liens or judgment Liens filed against the Borrower and its property in such jurisdictions as are acceptable to the Lender;

(o) Evidence of compliance with the insurance requirements set forth in Section 7.15(b);

(p) The Borrower’s (i) unaudited financial statements for the period from January 1 through November 30, 2017, and (ii) audited financial statements for the year ended December 31, 2016;

(q) Copies of all Material Debt Facilities related to any Serviced Loans or Servicing Contract Rights (with receipt of any consents or amendments required to consummate the transactions contemplated by this Agreement, including the incurrence of Indebtedness and granting of Liens on the Collateral);

(r) Customary written statements, from S&P, Fitch and Moody’s, setting forth the current rankings, ratings or assessments for the Borrower as further described in the definition of “Servicer Downgrade Trigger” herein;

(s) A current Servicing Schedule;

(t) Satisfactory review of the Borrower’s underwriting and servicing processes, performed by Freddie Mac;

(u) Receipt of, and to the reasonable satisfaction of the Lender, all documents detailing and identifying the organizational, capital, and legal structure of the Borrower;

(v) Satisfactory receipt by the Lender of an opinion of counsel delivered by internal and outside counsel for the Borrower acceptable to the Lender, opining as to such matters and in form and substance to the reasonable satisfaction of the Lender;

(w) Receipt of a power of attorney with respect to the Pledged Servicing;

(x) Receipt of all deliverables necessary for the completion of, to the reasonable satisfaction of the Lender, management background checks and “Know Your Customer” regulations and policies, performed internally or by third parties selected by the Lender;

(y) An IRS Form W-9, completed and duly executed by the Borrower; (z) Subject to the limitation set forth in Section 11.03(a), the Borrower shall have paid to the Lender all accrued and unpaid fees, costs and expenses (including the Lender’s attorneys’ fees and expenses and due diligence and valuation expenses) owed to the Lender in accordance with this Agreement and any other Loan Document;

(aa) The Initial Notice of Borrowing; and

(bb) Such other agreements, instruments, approvals, and other documents, each satisfactory to the Lender in form and substance, as the Lender may reasonably request.

Section 5.02 Further Conditions Precedent. The funding of each Loan hereunder shall in all events be subject to satisfaction of the following further conditions precedent as of the making of such Loan and as of each day on which the Loans remain outstanding:

(a) The Lender shall have received (i) a duly executed copy of the Notice of Borrowing for such Loan in accordance with Section 2.03(a), and (ii) a Borrowing Base Certificate with respect to the Borrowing Base Report most recently delivered by the Lender;

(b) On the applicable Funding Date, the following statements shall be true (and the Borrower by delivering such Notice of Borrowing shall be deemed to have certified that):

(i) the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects);

(ii) all conditions precedent to the making of such Loan have been satisfied;

(iii) no Default or Event of Default is in existence or would arise from the making of such Loan;

(iv) Since December 31, 2016, there shall not have occurred any event, condition or state of facts which has or could reasonably be excepted to have a Material Adverse Effect; and

(v) the Outstanding Aggregate Loan Amount under the Agreement, after giving effect to such Loan, does not exceed the lesser of (A) the Borrowing Base and (B) the Commitment Amount;

(c) All Loan Documents shall continue to be in full force and effect; and

(d) The Lender has obtained a perfected first priority lien on the Collateral (subject only to Permitted Collateral Liens).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that, as of the Closing Date and each date that any Loan is funded pursuant to this Agreement (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date):

Section 6.01 Formation and Good Standing. Schedule 6.01 hereto sets forth (i) the exact legal name of the Borrower as of the Closing Date, (ii) the state or jurisdiction of organization of the Borrower as of the Closing Date, (iii) the type of organization of the Borrower as of the Closing Date and (iv) the organizational identification number of the Borrower or states that no such organizational identification number exists, as of the Closing Date. The Borrower has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation, and has all corporate power and authority to own all of its property, including without limitation, the Collateral, and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and the Borrower now has, all necessary power, authority and legal right to own the Collateral. The Borrower does not have any Subsidiaries other than disclosed on Schedule 6.01.

Section 6.02 Due Qualification. The Borrower is duly qualified to do business, and has obtained all licenses and approvals (including all licenses and approvals required to originate and service residential mortgage loans and hold mortgage servicing rights, including, without limitation, Servicing Contract Rights), in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except to the extent any such failure to qualify or maintain any license or approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.03 Power and Authority, Due Authorization. The Borrower (i) has all necessary corporate power and authority and legal right to (A) execute and deliver each of the Loan Documents to be executed and delivered by it in connection herewith, (B) carry out the terms of the Loan Documents to which it is a party, and (C) borrow the Loans and grant a security interest in the Collateral on the terms and conditions herein provided, and (ii) has taken all necessary corporate actions to duly authorize (A) such borrowing and grant and (B) the execution, delivery and performance of this Agreement and all of the Loan Documents to which it is a party.

Section 6.04 Binding Obligations. Each Loan Document to which the Borrower is a party, when duly executed and delivered by the Borrower, will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6.05 No Violation. Neither the Borrower’s execution and delivery of the Loan Documents nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under any Organization Document to which it is a party, (ii) constitute a default or trigger any termination right under any material indenture, loan agreement, warehouse loan agreement or line of credit, repurchase agreement, mortgage, deed of trust, Servicing Agreement with any Agency or other material agreement or instrument to which it is a party or by which it is otherwise bound, (iii) result in the creation or imposition of any Lien upon any of the Collateral (other than this Agreement), or (iv) conflict with, or result in any breach of any material Applicable Law.

Section 6.06 No Proceedings. There are no actions, suits, arbitrations, investigations or proceedings pending or, to the Knowledge of any Responsible Officer threatened in writing against the Borrower or any of its Affiliates or Subsidiaries or affecting any of their respective property before any Governmental Authority or Agency, (1) as to which there is a reasonable likelihood of an adverse decision, and which, in the event of an adverse decision, could reasonably be expected to have a Material Adverse Effect, (2) which questions the validity or enforceability of any of the Loan Documents, or (3) which seeks to prevent the consummation of any of the transactions contemplated by any Loan Documents.

Section 6.07 Approvals. No authorization, consent, approval, or other action by, and no notice to or filing with, any court, Governmental Authority or regulatory body or other Person domestic or foreign, including any of the Agencies, is required for the Borrower’s due execution, delivery or performance of any Loan Document to which it is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Loan Documents, (ii) filings to perfect the security interest created by this Agreement, (iii) consents and approvals that may be required by any of the Agencies, and (iv) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.08 Solvency; Fraudulent Conveyance. The Borrower is Solvent and will not cease to be Solvent due to or following the making of any Loan hereunder (both immediately before and after giving effect to such Loan). The amount of consideration being received by the Borrower after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan. The Borrower is not pledging any Collateral with any intent to hinder, delay, or defraud any of its creditors. As used herein, the term “Solvent” means, with respect to the Borrower on a particular date, that on such date (i) the most recently reported value of the assets of the Borrower, taking into account the fair value of assets accounted for on a fair value basis and the carrying value of other assets, is greater than the total amount of the most recently reported liabilities of the Borrower (including the fair value of liabilities reported on a fair value basis), (ii) after giving effect to each Loan, the Borrower is able to realize upon its assets and pay its debts and other liabilities as they mature, assuming an orderly disposition, and (iii) the Borrower does not have an unreasonably small amount of capital with which to conduct its business.

Section 6.09 Margin Stock. The Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

Section 6.10 Accurate Reports. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower or Subsidiaries to the Lender and any Participant in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projections as to future events are not to be viewed as facts and that actual financial results during the period or periods covered by any such projections may differ from projected results. All written information furnished after the date hereof by or on behalf of the Borrower or Subsidiaries to the Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections, prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projections as to future events are not to be viewed as facts and that actual financial results during the period or periods covered by any such projections may differ from projected results). There is no fact, to the Knowledge of any Responsible Officer, that could reasonably be expected to have a Material Adverse Effect.

Section 6.11 No Default. No Default or Event of Default has occurred and is continuing.

Section 6.12 Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act.

Section 6.13 Taxes. The Borrower and each of its Subsidiaries has filed (or caused to be filed) all United States federal income tax returns and all other material Tax returns that are required to be filed, and has paid (or caused to be paid) all Taxes due pursuant to said returns or pursuant to any assessment received by any of them, except such Taxes, if any, as are being appropriately contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.

Section 6.14 No Adverse Actions. The Borrower has not received a notice from any Agency indicating any adverse fact or circumstance in respect of the Borrower which adverse fact or circumstance may reasonably be expected to entitle such Agency, as the case may be, to terminate the Borrower with cause or with respect to which such adverse fact or circumstance has caused such Agency to threaten to terminate the Borrower in such notice.

Section 6.15 Financial Statements. The Borrower has heretofore furnished to the Lender a copy of its audited consolidated balance sheet as of December 31, 2016 with the opinion thereon of its auditor, Ernst & Young, and the related statements of income and retained earnings and of cash flows for the Borrower for the one year period ended December 31, 2016, setting forth in comparative form the figures for the previous year. The financial statements described above are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Borrower and the consolidated results of its operations for the fiscal year ended on December 31, 2016, all in accordance with GAAP applied on a consistent basis. Since December 31, 2016, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.16 Properties. The Borrower has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business as then being conducted. All such properties and assets are in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that the failure to be in such condition could not reasonably be expected to have a Material Adverse Effect.

Section 6.17 Compliance with Laws. The Borrower is in compliance with all Applicable Laws except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.18 ERISA. None of the Borrower, the Borrower’s direct parent nor any Subsidiary of the Borrower maintains, contributes to, has any obligation to contribute to or has any liability (contingent or otherwise) with respect to any Single Employer Plan or any Multiemployer Plan. In addition, the Borrower does not, to the Knowledge of any Responsible Officer, have any liability with respect to any Single Employer Plan or any Multiemployer Plan maintained or contributed to by any ERISA Affiliate except to the extent that such liabilities could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 6.19 Intellectual Property. Except to the extent that any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business as currently conducted or proposed to be conducted, (ii) no claim has been asserted and is pending by any Person challenging the use, validity or effectiveness of any Intellectual Property, nor is the Borrower aware of any valid basis for any such claim, and (iii) the use of Intellectual Property by the Borrower does not infringe on the rights of any Person.

Section 6.20 Chief Executive Office. The Borrower’s chief executive office and chief operating office on the date hereof is located at 1525 South Belt Line Road, Coppell, TX 75019.

Section 6.21 Location of Books and Records. The Borrower keeps its books and records at its chief executive office.

Section 6.22 Agency Set Off Rights. The Borrower does not have any actual notice, including any notice received from any Agency, or any reason to believe, that, other than in the normal course of the Borrower’s business, any circumstances exist that would result in the Borrower’s being liable to any Agency for any amount due by reason of (i) any breach of servicing or subservicing obligations or breach of mortgage selling warranty to such Agency under any Servicing Agreement, (ii) any due and unperformed obligation with respect to mortgage loans that the Borrower is servicing for such Agency pursuant to a recourse agreement, (iii) any loss or damage to such Agency by reason of any inability of the Borrower to transfer to a purchaser of mortgage servicing rights, including, without limitation, Servicing Contract Rights, the Borrower’s selling and servicing representations, warranties and obligations, as well as any existing mortgage-backed securities recourse obligations, or other recourse obligations, and (iv) any other due and unmet obligations to such Agency under any Servicing Agreement.

Section 6.23 Agency Qualifications. The Borrower is an approved seller, servicer, seller/servicer or issuer, as applicable, of mortgage loans for each Agency, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Covered Mortgage Loans. No event has occurred, including but not limited to a change in insurance coverage, which would make the Borrower unable to maintain eligibility with any Agency.

Section 6.24 Borrower’s Existing Financing Facilities. As of the date hereof, the Borrower’s financing facilities currently in place for the financing of any mortgage servicing rights, including, without limitation, Servicing Contract Rights, or any servicing advances owned by the Borrower with respect to the Covered Mortgage Loans, are listed in detail on Schedule 6.24 attached hereto.

Section 6.25 Insurance. The Borrower has provided the Lender evidence that it maintains insurance and fidelity bonds with responsible and reputable insurance companies or associations in accordance with the requirements of Section 7.15 and otherwise in accordance with all Applicable Laws.

Section 6.26 Servicing Contract. The Borrower has delivered to the Lender a true and complete copy of the Servicing Contract and all amendments thereto (in each case, to the extent requested by the Lender), other than the Guide or other information publicly available on or through Freddie Mac’s website.

Section 6.27 Interest in Freddie Mac.

(a) The Borrower is not a direct or indirect holder or group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac; and

(b) none of the holders of any Equity Interests in the Borrower are, to the Knowledge of any Responsible Officer, a direct or indirect holder or group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Hedging Transaction Obligations and all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated:

Section 7.01 Compliance with Laws, etc. The Borrower will comply with all Applicable Laws (including Environmental Laws), except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.02 Performance and Compliance with Servicing Contract. The Borrower will comply, in all material respects, with all terms, provisions, covenants and other promises required to be observed by it under the Servicing Contract, maintain the Servicing Contract in full force and effect in all material respects and enforce the Servicing Contract in all material respects in accordance with the terms thereof.

Section 7.03 Taxes. The Borrower will file (or cause to be filed) all United States federal income tax returns and all other material Tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it on or prior to the related due date (including any applicable extensions thereof), pay and discharge promptly when due (or cause to be paid and discharged when due) all Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and with respect to which adequate reserves shall, to the extent required by GAAP, have been set aside.

Section 7.04 Due Diligence. The Borrower acknowledges that the Lender, at the Borrower’s expense, has the right to perform and/or appoint a third party to perform, continuing due diligence reviews with respect to the Pledged Servicing and the other Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Loan Documents, or otherwise. The Borrower agrees that the Lender and its agents and representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, any and all documents, records, agreements, instruments or information relating to the Collateral in the possession or control of the Borrower and to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided, that the foregoing shall not apply with respect to any information that the Borrower is required by Applicable Law, any Agency or other state or federal regulator or any contract (to the extent entered into in the ordinary course of business and not primarily for the purpose of circumventing the obligations set forth in this Section 7.04) to keep confidential. The Borrower shall promptly reimburse the Lender for all costs and expenses incurred by the Lender and its designees and appointees in connection with such ongoing due diligence and auditing activities; provided, that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to reimburse the Lender for one due diligence review per calendar year (and in an aggregate amount not to exceed $50,000 for any such annual review).

Section 7.05 [Intentionally Omitted].

Section 7.06 Legal Existence, etc. The Borrower shall: (i) preserve and maintain its legal existence and good standing in its jurisdiction of formation with all requisite power and authority to own its properties (including the Collateral) and conduct its business and to carry out the terms of the Loan Documents; (ii) preserve and maintain all of its rights, privileges and franchises necessary to conduct its business as then being conducted and all qualifications, licenses and approvals (including all licenses and approvals required to originate and service residential mortgage loans and hold mortgage servicing rights, including, without limitation, Servicing Contract Rights), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (iii) keep records and books of account in accordance with GAAP in all material respects; and (iv) not change its tax identification number or fiscal year without the consent of the Lender.

Section 7.07 Financial Statements. The Borrower shall deliver to the Lender:

(a) As soon as available and in any event by the last day of each calendar month, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of the immediately prior month, the related unaudited consolidated statements of income and retained earnings for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, together with (A) a Borrowing Base Certificate with respect to the Borrowing Base Report delivered by the Lender as of the last Business Day of the preceding month, (B) a Trigger Event Report, and (C) a certificate executed by a Responsible Officer of the Borrower setting forth (i) any penalties, fines or other amounts that the Borrower reasonably believes to be payable within sixty (60) days to the CFPB or any other Governmental Authority or governmental regulator (to the extent (x) the Borrower is permitted to disclose such matters in accordance with Applicable Law and (y) in an aggregate amount in excess of [***]), (ii) a schedule with a description of all Material Debt Facilities, identifying whether it is term or revolving debt and including the name of the lender (or administrative agent), the original facility size (or current total commitment) and the amount outstanding thereunder, (iii) any new locations where the Borrower keeps its books and records, (iv) a report of final non-refutable repurchase and indemnity claims from any third party investor or Agency, and (v) copies of any amendments to any Servicing Agreement entered into in the previous month that are material to the valuation of the Pledged Servicing;

(b) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, together with a certificate executed by a Responsible Officer of the Borrower certifying that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as of the last day of such periods in conformity with GAAP (except as to reasonable year-end adjustments and the absence of notes with respect to interim financial statements);

(c) As soon as available and in any event no later than the last calendar day of the Borrower’s first fiscal quarter, audited financial statements for the prior fiscal year (by Ernst & Young or another nationally recognized certified public accounting firm) showing the financial position and results of operations of the Borrower and its consolidated Subsidiaries as of, and for the year ended on, such last day, including consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, together with (A) the certificate of a Responsible Officer of the Borrower that all of such financial statements present fairly, in all material respects, the financial position of the Borrower as of the last day of such fiscal year and the results of the operations and the cash flow of the Borrower and its consolidated Subsidiaries for the fiscal year then ended in conformity with GAAP and (B) a customary opinion of such certified public accountant which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, a written statement of a public accountant attesting to the Borrower’s assessment of compliance with the servicing criteria set forth in Section 1122(d) of Securities and Exchange Commission regulation AB (17 C.F.R. Section 229.1122(d)) that was delivered by the Borrower to the Lender; and

(d) Together with the financial statements delivered pursuant to clauses (a) and (c) above, a Compliance Certificate in the form of Exhibit E attached hereto, which shall include any updates to Schedule 6.01 since the previously delivered Compliance Certificate, and if no Compliance Certificate has been previously delivered, since the Closing Date.

Section 7.08 Agency Approval. The Borrower shall at all times (i) maintain its status as an approved seller, servicer, seller/servicer or issuer, as applicable, of mortgage loans for each Agency for which the Borrower services mortgage loans for, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Covered Mortgage Loans and (ii) maintain copies of relevant portions of all final written Agency audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such Agency) in which there are material adverse findings, including notices of material defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each such Agency. The Borrower shall not take any action, or fail to take any action, that would permit any Agency to terminate its right to service loans for such Agency with cause. For the avoidance of doubt, the Owner’s approval requires the Borrower to comply with the requirements of the Federal Housing Finance Agency, including, without limitation, tangible net worth and liquidity covenant thereof.

Section 7.09 Financial Covenants. The Borrower shall:

(a) Total Debt for Borrowed Money to Tangible Net Worth. Maintain as of the end of each calendar month, a ratio of Debt for Borrowed Money to Tangible Net Worth of not greater than [***];

(b) Liquidity. Maintain at all times Liquidity in an amount equal to not less than the Minimum Liquidity Amount;

(c) Tangible Net Worth: Maintain as of the end of each calendar month, a minimum Tangible Net Worth of not less than [***]; and

(d) Profitability. Maintain as of the end of each fiscal quarter, pre-tax income for the quarter determined in accordance with GAAP, excluding (i) fair market value adjustments to “mortgage servicing rights” and (ii) gain or loss related to Hedging Agreements related to such “mortgage servicing rights”, in each case, for each calendar quarter, of at least [***].

Section 7.10 Quality Control. The Borrower shall conduct quality control reviews of its servicing operations in accordance with industry standards and any Agency requirements. Upon the reasonable request of the Lender, the Borrower shall report to the Lender quality control findings as such reports are produced.

Section 7.11 [Reserved].

Section 7.12 Further Assurances. The Borrower shall promptly take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lender may reasonably require from time to time in order (i) to give effect to the provisions of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens in favor of the Lender any and all of the Collateral (subject to Permitted Collateral Liens), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, (iv) to cause an Intercreditor Agreement to be entered into with any Person receiving a Lien on any interest in or under any Servicing Contract Right or Servicing Compensation, and (v) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by Applicable Law, the Borrower (A) authorizes the Lender to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Borrower at the expense of the Borrower, and (B) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Borrower.

Section 7.13 Special Affirmative Covenants Concerning Pledged Servicing.

(a) The Borrower shall defend the right, title and interest of the Lender, in and to the Pledged Servicing, against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the Guide, the other Purchase Documents and the Acknowledgment Agreement.

(b) The Borrower shall not assign, pledge, convey or encumber any Collateral to or for the benefit of any other Person, and shall preserve the security interests granted hereunder and upon request by the Lender, undertake all actions which are necessary or appropriate, in the reasonable judgment of the Lender, to (x) maintain the Lender’s security interest (including, subject to Permitted Collateral Liens, the first priority thereof) in the Collateral in full force and effect at all times, and (y) preserve and protect the Collateral and protect and enforce the rights of the Lender to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(c) The Borrower shall diligently fulfill its duties and obligations under the Servicing Contract in all material respects and shall not default in any material respect under any of the Servicing Contract or the Acknowledgment Agreement.

(d) The Borrower shall diligently and timely collect and enforce its Pledged Servicing under the Servicing Contract and cause the Borrower’s rights to collect Pledged Servicing Compensation under the Servicing Contract to remain in full force and effect except as otherwise contemplated hereby.

(e) The Borrower, as servicer, shall keep in force throughout the term of this Agreement, (i) a policy or policies of insurance covering errors and omissions and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is customary among Persons who service a portfolio of mortgage loans having an aggregate principal amount comparable to that of the servicing portfolio of the Borrower and which are generally regarded as servicers acceptable to institutional investors.

(f) The provisions of this Agreement shall continue to be effective to create in favor of the Lender, a valid security interest in all right, title, and interest of the Borrower in, to and under the Collateral.

Section 7.14 Maintenance of Property. The Borrower shall keep all property and assets useful and necessary in its business in good working order and condition (ordinary wear and tear and excepted).

Section 7.15 Maintenance of Insurance by the Borrower.

(a) Maintenance of Insurance. The Borrower shall at all times maintain insurance and fidelity bonds with responsible and reputable insurance companies or associations (including, without limitation, errors and omissions insurance, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business; in such amounts and covering such risks as is required by the Agencies and any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(b) Evidence of Insurance. The Borrower shall cause (i) the Lender to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, (ii) to the extent requested by the Lender, each provider of any such insurance to endorse such policy or policies issued by it to give the Lender thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), and (iii) to be delivered to Lender, when reasonably requested, (A) insurance certificates confirming that the Lender has been so named with respect of any such insurance, and (B) copies of any such endorsements placed upon such policy or policies.

Section 7.16 Servicing Facilities. The Borrower shall maintain, and shall cause any applicable subservicer to maintain, adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Serviced Loans in accordance with the requirements of the Agencies applicable to the Borrower.

Section 7.17 Further Identification of Collateral. The Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

Section 7.18 [Intentionally Omitted].

Section 7.19 Use of Subservicers; Subservicer Acknowledgement Letters. The Borrower shall not use a subservicer with respect to any Covered Mortgage Loan without the Lender’s prior written consent; provided that Lender will be deemed to consent if the subservicer is approved by the Owner. Prior to permitting any subservicer to service any Covered Mortgage Loans, the Borrower shall cause such subservicer to become a party to a subservicer letter agreement with the Lender, pursuant to which such subservicer shall acknowledge the Lender’s and the Owner’s rights hereunder and under the Servicing Contract and the Acknowledgment Agreement, and agree to follow all instructions of the Lender upon the occurrence of a Default or Event of Default hereunder, which letter agreement shall be acceptable in form and substance to the Lender and the Owner (such letter agreement, a “Subservicer Letter Agreement”).

Section 7.20 Servicing Schedule. The Borrower shall deliver to the Lender as soon as is available, but in no event later than the 3rd Business Day of each month or as otherwise requested by Lender, an updated Servicing Schedule with respect to all Covered Mortgage Loans, which shall include all updates to the Collateral since the delivery of the preceding Servicing Schedule, as of the date of delivery of such Servicing Schedule.

Section 7.21 Covered Mortgage Loan Concentration Limit; Representative Mix.

(a) The Borrower represents and warrants to the Lender that, on the Closing Date and on the date of any renewal or extension of the Maturity Date, the unpaid principal balance of the Covered Mortgage Loans shall be no more than [***] of the aggregate unpaid principal balance of all Agency mortgage loans for which the Borrower is the servicer.

(b) If, during the term of this Agreement, the Covered Mortgage Loans represent less than one hundred percent (100%) of the Serviced Loans, then the Borrower shall cause all Covered Mortgage Loans to have loan characteristics that are not materially different to those of all Serviced Loans. For purposes of this Section, the phrase “loan characteristics” includes but is not limited to (i) [***].

Section 7.22 Most Favored Status. The Borrower and the Lender each agree that should the Borrower, a Subsidiary of the Borrower, or an Affiliate of the Borrower over which the Borrower exercises Control enter into a repurchase agreement or credit facility with any Person other than the Lender which, by its terms, provides more favorable terms to such lender with respect to any financial covenant set forth in Section 7.09 (each, a “More Favorable Agreement”), then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of the Lender; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Borrower to the Lender of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. The Borrower and the Lender further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon the Borrower, a Subsidiary of the Borrower, or an Affiliate of the Borrower over which the Borrower exercises Control entering into a repurchase agreement or other credit facility with any Person other than the Lender, the Borrower shall deliver to the Lender a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation. For the purpose of this Section 7.22, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Hedging Transaction Obligations and all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated, the Borrower shall not:

Section 8.01 Material Impairment of the Collateral. Take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value of, the Collateral.

Section 8.02 Liens. Create, incur or permit to exist any Lien in or on (i) the Collateral (other than Permitted Collateral Liens) or (ii) any of the Borrower’s right, title and interest in, to and under any Servicing Contract Rights or Servicing Compensation with respect to Serviced Loans not constituting Collateral, unless, solely in the case of this clause (ii), the secured party with respect thereto has entered into an Intercreditor Agreement with the Lender, on terms reasonably satisfactory to the Lender.

Section 8.03 Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness unless, (i) at the time of the incurrence of such Indebtedness, no Default or Event of Default exists or will exist after giving effect thereto, (ii) immediately following the incurrence of such Indebtedness, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.09 hereof, and (iii) with respect to any Hedging Agreement, such Hedging Agreement was entered into to protect the Borrower from fluctuations in interest rates or mortgage prepayments and in the normal conduct of its business and not for speculative purposes.

Section 8.04 Dispositions. Sell, lease or otherwise dispose of (i) any Collateral (or any interest therein), provided however that Pledged Servicing Contract Rights (and Collateral related thereto) may be sold, leased or otherwise disposed of so long as immediately following such disposition (a) no Default or Event of Default has occurred and is continuing, (b) no Borrowing Base Deficiency then exists (by way of clarification, Borrower may repay loans at such time so that no Borrowing Base Deficiency would exist), and (c) the Borrower is in compliance with the covenant set forth in Section 7.21(b), (ii) any Servicing Contract Rights that do not constitute Pledged Servicing Contract Rights unless, immediately following such sale, lease or other disposition, the Borrower shall be in compliance with the covenant set forth in Section 7.21(b) after giving effect to such sale, lease or other disposition, or (iii) any other assets of the Borrower, unless, immediately following such sale, lease or other disposition, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.09 hereof. Upon receipt of a written request from Borrower, and subject to Borrower’s compliance with the provisions of this Section 8.04(i), Lender will promptly execute and deliver a release of its security interests in such released Collateral.

Section 8.05 Fundamental Changes. (i) Wind-up, liquidate or dissolve, or (ii) merge, consolidate or amalgamate with any Person unless (x) such merger, consolidation or amalgamation does not result in a Change of Control (or if it does result in a Change of Control, then any payment required by Section 2.07(c)(i) hereof is made) and (y) the Borrower is the sole surviving entity of such merger, consolidation or amalgamation.

Section 8.06 Investments. Make or commit or agree to make any Investment in any other Person if any Default or Event of Default exists or will exist after giving effect thereto (including that no Borrowing Base Deficiency shall have occurred and be continuing at such time).

Section 8.07 Existence. Change the type of its organization, state of its organization or its legal name unless the Borrower shall have given the Lender at least thirty (30) days’ (or such shorter period acceptable to the Lender in its reasonable discretion) prior written notice thereof.

Section 8.08 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if any Default or Event of Default exists or will exist after giving effect thereto (including that no Borrowing Base Deficiency shall have occurred and be continuing at such time).

Section 8.09 Restricted Payments. Make, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of the Borrower’s Equity Interests, or redeem, purchase, retire, or otherwise acquire any of its Equity Interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition of any of its Equity Interests, or undertake any new obligation (contingent or otherwise) to do any of the foregoing (each, a “Restricted Payment”) if any Default or Event of Default exists or will exist after giving effect thereto (including that no Borrowing Base Deficiency shall have occurred and be continuing at such time).

Section 8.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower unless such transaction is (i) otherwise not prohibited under this Agreement, and (ii) either (x) in the ordinary course of the Borrower’s business or (y) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate of the Borrower.

Section 8.11 Modifications of Organization Documents and Servicing Contract.

(a) Amend, modify or otherwise change any of its Organization Documents or other agreements with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

(b) Amend, modify or otherwise change any Servicing Contract, except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 8.12 Nature of Business. Make any material changes to the nature of its business (other than as contemplated by the Borrower’s business plan provided to the Lender or other lines of business typical for companies engaged in mortgage, consumer or commercial finance).

Section 8.13 [Reserved].

Section 8.14 Limitation on Negative Pledges. Enter into, incur or permit to exist, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except for this Agreement and the other Loan Documents.

Section 8.15 Collection Account. (i) Close or fail to continue to utilize the Collection Account or (ii) permit any property that is not Collateral to be deposited in the Collection Account.

Section 8.16 Patriot Act; OFAC and Other Regulations. The Borrower and each of its Related Parties will not engage, in any activity or action violating any Anti-terrorism Laws, or any transaction, investment, undertaking or any activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the

Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or otherwise cause any such Person to be a Blocked Person. Neither Borrower nor any of its Related Parties acting or benefiting in any capacity in connection with the Loans will: (i) conduct any business or engage in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-terrorism Law; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-terrorism Law.

ARTICLE IX

NOTICE OF CERTAIN OCCURRENCES

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Hedging Transaction Obligations and all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated:

Section 9.01 Defaults. As soon as possible, but in any event within three (3) Business Day after any Responsible Officer has Knowledge of any Default or Event of Default, the Borrower shall furnish to the Lender a written statement of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and no more than five (5) Business Days after any Responsible Officer has Knowledge of any Default or Event of Default a written statement from a Responsible Officer setting forth the action that the Borrower has taken or proposes to take with respect to such Default or Event of Default.

Section 9.02 Litigation. As soon as possible, but in any event within five (5) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish to the Lender notice of any action, suit or proceeding instituted by or against the Borrower in any federal or state court or before any commission, regulatory body or Governmental Authority which is either (a) in excess of [***], or (b) could reasonably be expected to result in a Material Adverse Effect.

Section 9.03 Judgments, Penalties and Fines. Promptly, but in any event within five (5) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish to the Lender notice of any judgments, penalties, fines or other amounts payable to any Governmental Authority (to the extent the Borrower is permitted to disclose such matters in accordance with Applicable Law), any other state or federal governmental regulator or any other third party which is either (a) in excess of [***], or (b) could reasonably be expected to result in a Material Adverse Effect.

Section 9.04 Change in Certain Officers. Promptly, but in any event within ten (10) days, after there is any change in the chief executive officer, the chief financial officer or the chief operating officer of the Borrower, the Borrower shall notify the Lender thereof.

Section 9.05 Servicing Contract Transfer. Promptly, but in any event within five (5) Business Days, furnish to the Lender (i) notice of any loss of its approval from an Agency, and (ii) copies of all notices it receives from an Agency indicating the transfer, expiration without renewal, termination or other loss of all or [***] or more of the aggregate servicing contract rights and/or servicing compensation under any servicing contract (or the termination or replacement of the Borrower thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to the Borrower under or in respect of the Borrower’s servicing contracts.

Section 9.06 Change in Chief Executive Office. The Borrower shall furnish to the Lender not less than thirty (30) days prior written notice (or such shorter time as may be agreed by the Lender) of any change in its chief executive office from the address referred to in Section 6.20.

Section 9.07 Servicer Rating. Promptly, but in any event within ten (10) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish the Lender notice of any decrease in any servicer rating of the Borrower or subservicer by any Agency or any rating agency to a level below the immediately preceding level or the imposition of a new servicer threshold by any rating agency or any applicable Agency.

Section 9.08 Material Adverse Effect. Promptly, but in any event, within three (3) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish to the Lender notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 9.09 Agency Notices. To the extent permitted by each such Agency, the Borrower shall provide to the Lender within ten (10) Business Days after receipt thereof, copies of relevant portions of all final written Agency audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such Agency) in which there are material adverse findings, including notices of material defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each such Agency.

Section 9.10 Changes in Servicing Agreements. The Borrower shall provide prompt written notice to the Lender (and in any case, within three (3) Business Days thereof) of any changes in any Servicing Agreement with any Agency that may materially and adversely affect the Borrower’s mortgage servicing rights, including, without limitation, Servicing Contract Rights, or any termination of any Servicing Agreement with any Agency.

Section 9.11 Credit Default. The Borrower shall furnish the Lender written notice (a) promptly upon, and in any event within five (5) Business Days after any Responsible Officer has Knowledge of, any condition or event that constitutes an “event of default” under any Material Debt Facility, and (b) promptly upon, and in any event within three (3) Business Days after, the involuntary termination or acceleration or involuntary material reduction in the amount available for borrowing under, any Material Debt Facility.

Section 9.12 Borrower’s Financing Facilities. The Borrower shall furnish the Lender (a) no less than ten (10) Business Days prior written notice of the entry by the Borrower into any financing facility for the financing of any servicing advances on any Serviced Loans; provided that delivery of copies of a draft term sheet or documents evidencing such financing facility will be deemed to satisfy this notice requirement, and (b) prompt written notice (and in any case, within ten (10) Business Days thereof) of the termination of any financing facility then subject to an Intercreditor Agreement.

Section 9.13 Insurance. Promptly, but in any event within ten (10) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish the Lender notice upon any material reduction in the insurance coverage required of the Borrower under this Agreement.

Section 9.14 Accounting. Promptly, but in any event within ten (10) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish the Lender notice upon any material change in accounting policies or financial reporting practices of the Borrower which directly affects the calculation of the financial covenants in Section 7.09 hereof, unless such change is required by GAAP.

Section 9.15 Disputes. Promptly, but in any event within five (5) Business Days after any Responsible Officer has Knowledge thereof, the Borrower shall furnish the Lender notice upon any material dispute, licensing issue, audit, revocation, sanctions, penalties litigation, investigation (other than routine investigations occurring in the ordinary course of business), proceeding or suspension of the Borrower, and any material consent order, agreement or settlement between the Borrower, on the one hand, and any Governmental Authority or any other Person, on the other hand.

Section 9.16 Other. Within three (3) Business Days after the Lender’s request, the Borrower will furnish to the Lender such other information, documents, records or reports with respect to the Collateral or the business affairs, conditions or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

ARTICLE X

EVENTS OF DEFAULT

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) The Borrower shall fail to pay (i) any principal of any Loan when due, whether at stated maturity, by acceleration, by notice of optional prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Loan, or any fee or other amount payable hereunder or under any other Loan Document when due and such failure remains unremedied for a period of [***];

(b) (i) The Borrower shall fail to comply with the requirements of Sections 2.08, 7.06(i), 7.07, 7.08, 7.09, 7.15 or Article VIII; (ii) the Borrower shall fail to comply with the requirements of any other provision of Article IX, and such failure shall remain unremedied for five (5) Business Days after Knowledge thereof by, or notice thereof to, a Responsible Officer; or (iii) the Borrower shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and such failure shall remain unremedied for [***] or more days (or, as to Section 7.21 only, for [***] or more days) after Knowledge thereof by, or notice thereof to, a Responsible Officer;

(c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect (unless such representation or warranty is qualified by materiality and then, in any respect) as of the time made or furnished (other than, to the extent made after the Closing Date, the representations and warranties set forth in Section 4.06(c), unless (i) the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Lender in its reasonable discretion to be materially false or misleading on a regular basis);

(d) (i) The failure of the Borrower to be an approved servicer under the guidelines of the Owner with respect to any Covered Mortgage Loans; (ii) the Borrower received notice of termination or is involuntarily terminated as servicer with respect to over [***] of the aggregate Servicing Contract Rights and/or Servicing Compensation in any single event or series of events arising from the same or substantially similar circumstances or occurrences; (iii) the Borrower shall cease to be approved by or its approval shall be revoked, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by any Agency as an approved seller/servicer or lender; (iv) the failure of the Borrower to maintain the Owner net worth requirements and such failure is unwaived by the Owner; (v) all or a portion of the Borrower’s servicing portfolio consisting of the Owner loans is seized; (vi) the Representation and Warranty Claim Ratio exceeds [***]; or (vii) Freddie Mac, in its capacity as Owner, terminates the Acknowledgment Agreement in accordance with its terms as a result of a breach by the Lender;

(e) (i) The Borrower or any of its direct or indirect Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach (after expiration of all applicable grace periods) the terms of any instrument, agreement or contract involving outstanding unpaid obligations of [***] or more owing by any such Person to the Lender or any of the Lender’s Affiliates; (ii) the failure of the Borrower to make any payment when due (after expiration of all applicable grace periods, regardless of whether the holder of such Indebtedness has exercised its right to accelerate) on any Indebtedness of the Borrower which either (A) has an aggregate principal amount of [***] or more, or (B) is subject, or is required to be subject pursuant to Section 7.12 at the time of such failure, to an Intercreditor Agreement (each, a “Material Debt Facility”); or (iii) the occurrence of any other “event of default” (after expiration of all applicable grace periods, regardless of whether the holder of such Indebtedness has exercised its right to accelerate) under any Material Debt Facility or Hedging Transaction;

(f) The Lender, does not, or ceases to, have a first priority (subject to any Permitted Collateral Lien) perfected security interest in the Collateral;

(g) Any judgment or order for the payment of money in excess of [***] exclusive of any amounts fully covered by insurance issued by a reputable and solvent insurance company (less any applicable deductible) and as to which a claim has been made in accordance with the requirements of the applicable policy and such insurance company has not disclaimed or disputed in writing its responsibility to cover such judgment or order, shall be rendered against the Borrower, by a court, administrative tribunal or other body having jurisdiction over the Borrower and the same shall not be satisfied or discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof or, if a stay of execution is procured, [***] from the date such stay is lifted;

(h) (i) The Borrower files a voluntary petition in bankruptcy, seeks relief under any provision of any Debtor Relief Law or consents to the filing of any petition against it under any such law; (ii) a proceeding shall have been instituted by any Person in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Borrower, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the Borrower shall have failed to obtain relief (including a dismissal) or a stay of such involuntary proceeding within [***]; (iii) the admission in writing by the Borrower of its inability to pay its debts as they become due; (iv) the Borrower consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the property of the Borrower; (v) the Borrower makes an assignment for the benefit of any of its creditors; or (vi) the Borrower generally fails to pay its debts as they become due;

(i) Any Loan Document ceases to be in full force and effect or the Borrower shall contest the validity or enforceability of any provision of any Loan Document; or the Borrower shall deny in writing that it has any or further liability or obligation under any Loan Document or shall purport to revoke, terminate or rescind in writing any provision of any Loan Document that materially impairs the Lender’s rights and remedies thereunder;

(j) At any time that both a Servicer Downgrade Trigger and either (x) a Portfolio Delinquency Event or (y) at any time after December 31, 2018, an FHA Compare Ratio Trigger have occurred and are continuing, the Borrower (i) voluntary relinquishes or (ii) provides notice of intent to sell or transfer, servicing contract rights constituting more than [***] of the aggregate servicing contract rights of the Borrower with respect to any Agency, in either event without Lender’s prior express written consent; or

(k) Any Material Adverse Effect shall occur.

Section 10.02 Remedies.

(a) Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.01(h)), the Lender may, by written notice to the Borrower, terminate the Facility and the Commitment (including, without limitation, any obligation to make or fund any Loan) and declare all Loans and all other Obligations to be immediately due and payable.

(b) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 10.01(h), the Facility and the Commitment shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.

(c) Remedies. Upon the occurrence of an Event of Default, the Lender, in addition to all other rights and remedies under this Agreement (including, without limitation, the right to make Protective Advances) or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative (but shall be subject to the rights of the Owner, with respect to the Pledged Servicing). The Borrower agrees, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at its expense, all of the Collateral that is in its possession or control (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable out-of-pocket attorneys’ fees and legal expenses, shall constitute Obligations. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 10.02, the Lender may, to the fullest extent permitted by Applicable Law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of the Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of the Borrower therein and thereto, at any public or private sale, and (iii) bid for (including by Credit Bid) and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with Applicable Law. The Borrower hereby expressly waives, to the fullest extent permitted by Applicable Law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. The Lender shall have the right (but not the obligation) to bid for (including by Credit Bid) and purchase any or all Collateral at any public or private sale. The Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 10.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Pledged Servicing and proceeds of sales and securitizations of Pledged Servicing, and other Collateral will be used to pay the Obligations in accordance with Section 2.07(d).

(d) In the event that the Borrower receives a notice from the Owner indicating a material breach, default or material non-compliance by the Borrower that the Lender reasonably determines may entitle the Owner to terminate such Borrower as servicer pursuant to the related servicing contract, which breach, default or non-compliance has not been satisfactorily cured or remedied within two (2) Business Days of the receipt by the Borrower of such notice, or such lesser time as Lender believes is necessary to protect its interest and provides the Borrower with written notice thereof, as the case may be, the Lender may by written notice to the Borrower, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

(e) Following the occurrence and during the continuation of an Event of Default, at the request of the Lender, the Servicing Contract Rights may be transferred away from the Borrower, on an involuntary basis, to the back-up servicer as described in Section 7.11.

(f) The Borrower hereby acknowledges and agrees that the Hedging Transaction Obligations and the Obligations of the Borrower under this Agreement and the other Loan Documents constitute full recourse obligations of the Borrower.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Notices, etc.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service as follows:

(i) If to the Borrower, to it at Caliber Home Loans, Inc., 1525 South Belt Line Road, Coppell, TX 75019, Attention of Glenn Minkoff (Telephone No. 214-299-5358; E-mail: glenn.minkoff@caliberhomeloans.com) with a copy to John Hsu (Telephone No. 214-687-5637; E-mail: john.hsu@caliberhomeloans.com).

(ii) If to the Lender, to it at Federal Home Loan Mortgage Corporation, 1551 Park Run Drive, McLean, VA 22102, Attention: Director, Direct Lending Program (Telephone No. 571-382-5701; E-mail: ICM_MSR@FreddieMac.com); with a copy to: Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, Legal Division, McLean, VA 22102, Attention: Kevin MacKenzie, Vice President and Deputy General Counsel Securities (Telephone No. 703-903-2710; E-mail: kevin_mackenzie@freddiemac.com).

(b) Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received.

(c) Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Lender from time to time, it being agreed that, as of the date of this Agreement, the Lender has consented to receive (i) the Servicing Schedule by posting to an FTP site which the Borrower has provided full access to each Person to whom notices may be sent hereunder, and (ii) any reporting required to be delivered under Section 7.07 hereof, any Notice of Borrowing and any other notices required to be delivered to the Lender under this Agreement, by email as set forth above. The Lender or the Borrower (on behalf of the Borrower) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications; provided further that any written notice or request transmitted by e-mail or other direct written electronic means shall (x) be deemed to have been validly and effectively given on the day (if a Business Day, and, if not, on the next Business Day) on which it is transmitted; and (y) must be confirmed in writing the following Business Day by sending a copy of such written notice or request to the intended recipient by one of the other notice methods described in this Agreement (other than by electronic mail or other direct electronic means); provided further that unless the Lender specifies otherwise, notices or communications by or on behalf of the Lender posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing proviso of notification that such notice or communication is available and identifying the website address therefor.

(d) Either Party may change its address for notices and other communications hereunder by notice to the other Party in the manner provided above.

(e) Notices made to the Borrower in the manner provided above shall be deemed to be made to each Responsible Officer at the time made to the Borrower.

Section 11.02 Amendments and Waivers

(a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall comply with paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Borrower.

Section 11.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower agrees to pay:

(i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents and any amendments, waivers or other modifications of the provisions of any Loan Document (whether or not the transactions contemplated by the Loan Documents are consummated); provided, that the Borrower shall not be obligated to pay any such expenses incurred prior to the Closing Date in excess of [***]; and

(ii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section 11.03, or (B) in connection with the Obligations and the Hedging Transaction Obligations, including all such out-of-pocket expenses incurred in connection with any restructuring, workout or negotiations in respect of any of the Loan Documents, Obligations or the Hedging Transaction Obligations.

(b) The Borrower agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and related expenses (including the out-of-pocket fees, charges and expenses of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower) arising out of, in connection with, or by reason of:

(i) the execution or delivery of any Loan Document or any agreement or instrument contemplated in any Loan Document, the performance by the parties thereto of their respective obligations under any Loan Document or the consummation of the transactions contemplated by the Loan Documents;

(ii) any Loan or other Obligation, or the actual or proposed use of any proceeds therefrom;

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related to the Borrower or any of its Subsidiaries in any way; or

(iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto;

provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses (A) are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (B) result from a claim brought by the Borrower against any Indemnified Party for breach in bad faith of such Indemnified Party’s obligations under any Loan Document, if a court of competent jurisdiction has rendered a final and non-appealable judgment in favor of the Borrower on such claim. This Section 11.03(b) shall only apply to Taxes that represent losses, claims, damages or similar charges arising from a non-Tax claim.

(c) The Borrower agrees, to the fullest extent permitted by Applicable Law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits or anticipated savings), as opposed to actual or direct damages, resulting from this Agreement or any other Loan Document or arising out of such Indemnified Party’s activities in connection herewith or therewith (whether before or after the Closing Date).

(d) All amounts due under Section 11.03 shall be payable promptly after demand is made for payment by the Lender.

(e) The Borrower agrees that neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under Section 11.03 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the applicable Indemnified Party, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding.

Section 11.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole discretion (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) The Lender may, at any time assign to one or more Persons (other than a natural Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided that the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five (5) Business Days after having received notice thereof. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a Party but shall continue to be entitled to the benefits of Section 3.01, Section 3.03 and Section 11.03). The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(c) The Lender may, at any time, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) each of the Borrower and the Owner shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 and Section 3.03 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Section 3.01 and Section 2.09 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.03, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Commitment, Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that the Commitment, any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were the Lender, as long as such Participant agrees to be subject to Section 2.09 as though it were the Lender.

(e) Notwithstanding the above, the Lender may at any time pledge or assign all or any portion of its rights under this Agreement to successor entities resulting from a resolution of the conservatorship resulting from the Federal Housing Finance Agency’s exercise, on September 6, 2008, of its authority to “carry on the business of … and preserve and conserve the assets and property of [Freddie Mac]” pursuant to the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 as amended by the Housing and Economic Recovery Act of 2008 and as may be further amended from time to time.

Section 11.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Section 3.01, Section 3.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

Section 11.06 Counterparts; Integration; Effectiveness.

(a) This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different Parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof executed by the Borrower. Delivery of an executed counterpart of a signature page to this Agreement in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.07 Construction; Severability.

(a) In the event of a dispute regarding the meaning of any language contained in this Agreement, the Parties agree that the same should be accorded a reasonable construction and should not be construed more strongly against one Party than against any other Party by any reason, including but not limited to by reason of such Party’s or its counsel’s role in the drafting of this Agreement. In the event of a conflict between this Agreement and the Acknowledgment Agreement, the Acknowledgment Agreement controls.

(b) If any term or provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision thereof or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, Freddie Mac (in any of its capacities, including as the Lender or Owner) and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Freddie Mac (in any of its capacities, including as the Lender or Owner and including, without limitation, any Hedging Transaction Obligations) or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents to the Lender or its Affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations of the Borrower are owed to an Affiliate of the Lender different from the Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such setoff and appropriation and application; provided that the failure to give such notice shall not affect the validity of such setoff and appropriation and application.

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles other than Section 5-1401 of the New York General Obligations Law.

(b) The Borrower irrevocably and unconditionally agrees that the Borrower will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender or any of its Related Parties in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the United States District Court of the Eastern District of Virginia, Alexandria Division, and any appellate court from any thereof, and each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in such federal court. Each Party agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any such court referred to in subsection (b) of this Section. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Borrower irrevocably consents to the service of process in the manner provided for notices in Section 11.01 and agrees that nothing herein will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

Section 11.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

EACH PARTY (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 Headings; Captions and Cross References. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.

Section 11.12 Confidentiality.

(a) The Lender agrees to maintain the confidentiality of all information received from the Borrower relating to the Borrower or its Subsidiaries or their respective businesses (the “Information”), except that Information may be disclosed: (i) to its Affiliates and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority); (iii) to the extent required by any Applicable Law or regulations or by any subpoena, court order or similar legal process; (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (v) to (x) any actual or potential assignee, transferee or participant in connection with the assignment or transfer by the Lender of any Loans or any participations therein or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty or advisor is advised of, and agrees in writing to be bound by, the provisions of this Section; (vi) with the consent of the Borrower; or (vii) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, or (z) becomes available to the Lender or any of its Affiliates on a non-confidential basis from a source other than the Borrower.

(b) Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised a reasonable degree of care.

(c) This Agreement, the Pricing Side Letter and the other Loan Documents, and their terms, provisions, supplements and amendments, and notices thereunder, are proprietary to the Lender and the Borrower, and shall be held by each party hereto, as applicable, in strict confidence, and shall not be disclosed to any third party without the written consent of the Lender or the Borrower, as applicable, except for (i) disclosure to the Lender’s or the Borrower’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, and (for clarity, other than as to the Pricing Side Letter) to any Person entering into an Intercreditor Agreement, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

(d) Notwithstanding the above, the Borrower and the Lender, and each employee, representative, or other agent of such person or entity, may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other Tax analyses, that are provided to such person or entity; provided however, that such person or entity may not disclose any other information relating to this transaction unless such information (i) is related to such Tax treatment and Tax structure or (ii) may otherwise be disclosed in accordance with this Section 11.12; and provided further, for clarity, the Borrower may not disclose the name of or identifying information with respect the Lender or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of this transaction and is not relevant to understanding the federal, state and local tax treatment of this transaction, without the prior written consent of the Lender.

Section 11.13 Acknowledgement. The Borrower hereby acknowledges that:

(a) it is entering into the transactions evidenced hereby as a principal;

(b) it has consulted with its own legal, regulatory, Tax, business, investment, financial and accounting advisors to the extent that it has deemed such consultation appropriate in connection with the transactions evidenced hereby;

(c) it has evaluated the potential financial benefits and risks, the Tax and accounting implications and the conformity to its policies and objectives of the transactions evidenced hereby;

(d) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

(e) no joint venture exists among or between the Lender and the Borrower.

Section 11.14 Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.15 Marshalling; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations or the Hedging Transaction Obligations. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.16 Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Lender.

Section 11.17 Time is of the Essence. Time is of the essence in the performance of the obligations stated in this Agreement.

Section 11.18 Multiple Capacities. The Borrower hereby acknowledges that (a) Freddie Mac, is acting in multiple capacities with respect to the subject matter of this Agreement, under certain other Loan Documents and otherwise, (b) that any relationship between the Borrower and Freddie Mac in any capacity other than as the Lender hereunder, including, without limitation, as the Owner, is distinct and separate from its relationship with, and obligations to, the Lender under this Agreement, and (c) this Agreement does not modify the obligations of the Borrower to Freddie Mac in its capacity as Owner.

Section 11.19 Information Sharing. The Borrower hereby authorizes Freddie Mac, in its capacity as the Owner, to share any and all information it may receive from the servicing performance, counterparty eligibility, risk management, counterparty operational risk evaluation, quality control, quality assessment, and similar divisions and/or departments within Freddie Mac, with Freddie Mac, in its capacity as the Lender hereunder. Freddie Mac’s information sharing authorized pursuant to the preceding sentence shall not in any manner obligate Freddie Mac, in its capacity as Owner, to share the same or similar information with any other Person, including without limitation any other lender (a “Third Party Lender”) which has made a loan to the Borrower secured by Servicing Contract Rights with respect to any Serviced Loan which is not a Covered Mortgage Loan, or which has made a loan to the Borrower secured by advance reimbursement rights with respect to any Serviced Loan. Nothing in the Loan Documents shall be construed to limit the Borrower’s ability to share any information received from Freddie Mac or obtainable from Freddie Mac (and not expressly designated as confidential information) with any Third Party Lender.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written

CALIBER HOME LOANS, INC., as Borrower

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

Loan and Security Agreement

FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, as the Lender

By:	/s/ Josephine Umana
Name:	Josephine Umana
Title:	Vice President & Chief Operating Officer - 1 & CM

Loan and Security Agreement

Schedule 1.01(a)

Initial Covered Mortgage Loans

[See Attached Email Exchange to which Loan List is Attached]

Schedule 1.01(b)

Pledged Seller/Servicer Numbers

205147

205155

153691

171051

2

Schedule 1.01(c)

Agreed Valuation Agents

Mountain View Risk Advisors LLC

Phoenix Capital Inc.

Mortgage Industry Advisory Corporation

3

Schedule 4.06

Trade Names

Trade Name	Jurisdiction
Caliber Loans, Inc.	State of Washington

Schedule 6.01

Formation and Good Standing; Subsidiaries

Borrower

(i)	Legal Name: Caliber Home Loans, Inc.

(ii)	Jurisdiction of Organization: State of Delaware

(iii)	Type of Organization: corporation

(iv)	Organizational ID Number: 13-6131491 (v) Subsidiaries:

•	CHL GMSR ISSUER TRUST, a Delaware statutory trust

•	Caliber Real Estate Services, LLC, a Texas limited liability company

•	Summit Trustee Services, LLC, a Delaware limited liability company

•	Vericrest Agency Funding Depositor, LLC, a Delaware limited liability company

•	Vericrest Financial Advance Trust 2012-ADV1A, a Delaware limited liability company

•	Vericrest Servicer Advance Funding Depositor, LLC, a Delaware limited liability company

•	Vericrest Financial Advance Trust 2010-ADV1, a Delaware limited liability company

2

Schedule 6.24

Existing Financing Facilities

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:	Borrowing Base Report Dated [ ] (the “Borrowing Base Report”)

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of April 2, 2018, as amended, and now in effect by and between Caliber Home Loans, Inc., a Delaware corporation (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the lender (the “Lender”). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 2.04(a) of the Loan Agreement, the Lender delivered the Borrowing Base Report to the Borrower. Pursuant to [Section 5.02(a)(ii)] [Section 7.07(a)(A)] of the Loan Agreement, the undersigned duly authorized officer of the Borrower has caused the Borrowing Base Report to be reviewed and certifies to the Lender that the information set forth in the Borrowing Base Report is true and correct in all material respects.

The statements made herein shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan Agreement.

The undersigned has caused this Borrowing Base Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this                      day of                     , 20     .

CALIBER HOME LOANS, INC., as the
Borrower

By:
Name:
Title:

Exhibit A-1

EXHIBIT B

FORM OF BORROWING BASE REPORT

FHLMC MSR Financing - Borrowing Base Report						Rate date:
Servicer Name	ID_LOC	Loan Commitment	Adv Rate*	Servicing Market Value	Servicing Borr Base	Outstanding Loan Amt	Drv Notnl (Net B/S)	TBA UPB (Net B/S)	Trsy UPB (Net B/S)	Drv chng in value	TBA chng in value	Trsy chng in value	Svcng + Hdg Borr Base	Outstndg Ln Amt- Borr Base	Borr Base Deficiency allowance	Outstndg Ln Amt- Loan Cmtmt	Final Borr Base Deficiency
Caliber Home Loans, Inc.

Disclaimer: The above information is provided for informational purposes only.

Please see the Loan and Security Agreement, dated March [__], 2018, between Caliber Home Loans, Inc and Freddie Mac (the “Loan Agreement”) for specific terms governing the Loans (as such term is defined in the Loan Agreement).

*	The Advance Rate to be used, from time to time, is determined in accordance with the terms of the Loan Agreement

Exhibit B-1

EXHIBIT C

FORM OF PROMISSORY NOTE

[________], 20[__]

[$ ______________]

[New York, New York] FOR VALUE RECEIVED, CALIBER HOME LOANS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of the FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC (the “Lender”), at the principal office of the Lender at 1551 Park Run Drive, McLean, VA 22102, in lawful money of the United States, and in immediately available funds, the principal sum of [________________] ($[________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement (defined below)), on the dates and in the principal amounts provided in the Loan Agreement, but in any event no later than the Maturity Date, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Promissory Note (this “Note”) is the Note referred to in the Loan and Security Agreement dated as of April 2, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay the Lender’s out-of-pocket costs of collection and enforcement (including, without limitation, reasonable attorneys’ fees and disbursements of the Lender’s counsel) in respect of this Note, if and when incurred, all as further required by Section 11.03 of the Loan Agreement.

Payments on this Note shall be applied by the Lender in accordance with the Loan Agreement.

To the extent permitted by law, the Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or

Exhibit C-1

secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any Person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, or any other Loan Document, or otherwise afforded by Applicable Law, will not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note will not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note. Without limiting the generality of the foregoing, upon an Event of Default, the Lender shall be entitled to accelerate the Maturity Date as set forth in Section 10.02 of the Loan Agreement.

If any term or provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of all of the remaining terms and provisions of this Note shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Note did not contain the particular term or provision held to be invalid or unenforceable. This Note may not be amended, and none of its terms may be waived except by a writing that specifically refers to this Note, which expressly states that it constitutes an amendment or waiver to this Note, and which is signed by the Party or Parties against whom enforcement of the amendment or waiver is sought.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF VIRGINIA, ALEXANDRIA DIVISION, AND APPELLATE COURTS FROM ANY THEREOF FOR

Exhibit C-2

PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE EASTERN DISTRICT OF VIRGINIA, ALEXANDRIA DIVISION AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF THE LENDER TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

CALIBER HOME LOANS, INC.

By:
Name:
Title:

Exhibit C-3

EXHIBIT D-1

FORM OF INITIAL NOTICE OF BORROWING

[DATE]

[                     ]

[                     ]

[                     ]

Attention:

Ladies and Gentlemen:

This Initial Notice of Borrowing is delivered to you pursuant to Section 5.01(aa) of the Loan and Security Agreement, dated as of April 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Caliber Home Loans, Inc., as the Borrower (the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto in the Loan Agreement.

The undersigned hereby requests that a Loan be made in the aggregate principal amount of [$__________] on April 2, 2018 (the Closing Date).

A Servicing Schedule has been delivered pursuant to Section 5.01(s) of the Loan Agreement. Such Servicing Schedule reflects all Pledged Servicing that constitutes Collateral under the terms and conditions of the Loan Agreement.

The undersigned hereby acknowledges and certifies the following:

1.

The delivery of this Initial Notice of Borrowing and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

2.	The Borrower is in compliance with the financial covenants in Section 7.09 both before and after giving effect to any Loan.

3.	No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan.

4.

Each of the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date).

Exhibit D-1-1

The Borrower requests and authorizes the Lender to disburse the initial Loan as follows:

Payoff of current loan facility to Cortland Capital/CPPIB (see Annex A for wire instructions)	$

Origination Fee (to Freddie Mac)		[***]
Costs and Expenses of the Lender (to Freddie Mac)		[***]
Disburse to Caliber (see Annex B for wire instructions)	$

Total Aggregate Principal Amount of initial Loan .	$

[Signature page follows]

Exhibit D-1-2

The undersigned has caused this Initial Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _________ day of ______________, 2018.

CALIBER HOME LOANS, INC., as the Borrower

By:
Name:
Title:

Exhibit D-1-3

ANNEX A

WIRE INSTRUCTIONS

Pay to:	Key Bank, N.A.
Account Name:	Cortland Capital Market Services
ABA No.:	[***]
Account No.:	[***]
Reference:	Caliber Home Loans

Exhibit D-1-4

ANNEX B

WIRE INSTRUCTIONS

ACCT NAME: CALIBER HOME LOANS, INC. OPERATING ACCOUNT

BANK: BANK OF AMERICA

ABA#: [***]

Account No:    [***]

REFERENCE: MSR FINANCING

Exhibit D-1-5

EXHIBIT D-2

FORM OF NOTICE OF BORROWING

[DATE]

[                     ]

[                     ]

[                     ]

Attention:

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.03(a) of the Loan and Security Agreement, dated as of April 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Caliber Home Loans, Inc., as the Borrower (the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto in the Loan Agreement.

The undersigned hereby requests that a Loan be made in the aggregate principal amount of $__________ on ___________.

An updated Servicing Schedule, revised to reflect the acquisition or disposition of any Pledged Servicing acquired or disposed of by the Borrower since the most recently delivered Servicing Schedule, has been delivered pursuant to Section 7.20 of the Loan Agreement. Such Servicing Schedule reflects all Pledged Servicing that constitutes Collateral under the terms and conditions of the Loan Agreement.

The undersigned hereby acknowledges and certifies the following:

1.

The delivery of this Notice of Borrowing and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

2.	The Borrower is in compliance with the financial covenants in Section 7.09 both before and after giving effect to any Loan.

3.	No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan.

4.

Each of the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date).

Exhibit D-2-1

Please wire transfer the proceeds of the Loan to the account or accounts and using the instructions set forth in the attached instructions.

[Signature page follows]

Exhibit D-2-2

The undersigned has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _________ day of ______________, 20__.

CALIBER HOME LOANS, INC., as the Borrower

By:
Name:
Title:

Exhibit D-2-3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[                     ]

[                     ]

[                     ]

Attention:

Re: Reporting Date [________]

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of April 2, 2018, as amended, and now in effect by and between Caliber Home Loans, Inc. (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 7.07(d) of the Loan Agreement, the Borrower is furnishing to you herewith (or has recently furnished to you) the financial statements of the Borrower for the fiscal period ended as of the reporting date shown above (the “Reporting Date”). Such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower covered thereby at the date thereof and the results of its operations for the period covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

The undersigned Responsible Officer of the Borrower has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lender that: (a) the undersigned has no Knowledge that any Default or Event of Default has occurred and is continuing [if a Default or Event of Default has occurred and is continuing, Borrower to include a statement as to the nature thereof and the action which is proposed to be taken with respect thereto], (b) attached hereto as Schedule 1 and Schedule 2 are the computations necessary to determine that the Borrower is in compliance with the provisions of the Loan Agreement as of the Reporting Date referenced thereon, and (c) to the undersigned’s Knowledge [,except as set forth below,] no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower, to no longer be in compliance with said provisions.

The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan Agreement.

Exhibit E-1

The undersigned has caused this Compliance Certificate to be executed and delivered by its duly authorized officer this ________ day of _____________, 20__.

CALIBER HOME LOANS, INC., as the Borrower

By:
Name:
Title:

Schedule 1-2

SCHEDULE 1

To form of Compliance Certificate

1.	Financial Covenants:

Attached as Schedule 2 to this Compliance Certificate are the calculations demonstrating the Borrower’s compliance with the financial covenants set forth in Section 7.09 of the Loan Agreement.

Schedule 1-1

SCHEDULE 2

To form of Compliance Certificate

1.	Calculation: Total Debt for Borrowed Money to Tangible Net Worth (Section 7.09(a)): [____________]

2.	Liquidity of the Borrower (Section 7.09(b)): [____________]

3.	Calculation: Tangible Net Worth of the Borrower (Section 7.09(c)): [____________]

4.	Profitability of the Borrower (Section 7.09(d)): [____________]

Schedule 2-1

EXHIBIT F

FORM OF INITIAL FINANCING STATEMENT

Exhibit F-1

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) B. E-MAIL CONTACT AT FILER (optional) C. SEND ACKNOWLEDGMENT TO: (Name and Address) THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. ORGANIZATION’S NAME OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 4. COLLATERAL: This financing statement covers the following collateral: 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor 8. OPTIONAL FILER REFERENCE DATA: FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

EXHIBIT A TO

UCC-1 FINANCING STATEMENT

Debtor:	CALIBER HOME LOANS, INC., a Delaware corporation
Secured Party:	FEDERAL HOME LOAN MORTGAGE CORPORATION

All of Debtor’s right, title and interest, in, to, and under all of the following, whether now or hereafter existing and wherever located (all being collectively referred to herein as the “Collateral”; capitalized terms shall have the meaning given to those terms in that certain Loan and Security Agreement, dated as of April 2, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time), between Debtor and Secured Party):

(a) the Collection Account, all cash in the Collection Account and all other property from time to time deposited therein or otherwise credited thereto and all interest thereon;

(b) all Pledged Servicing Compensation whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Debtor in such Pledged Servicing Compensation;

(c) all Pledged Servicing Contract Rights whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Debtor in such Pledged Servicing Contract Rights;

(d) all subservicing agreements related to the Pledged Servicing Contract Rights and all rights and claims of the Debtor under such subservicing agreements;

(e) all Pledged Termination Fee Rights;

(f) all Hedging Collateral;

(g) all Surplus Proceeds;

(h) all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of the Debtor or any other Person from time to time acting for the Debtor that at any time evidence or contain information relating to any of the property described in the preceding clauses or are otherwise reasonably necessary in the collection or realization thereof; and

(i) all Proceeds, including all cash Proceeds and noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever the Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

For the avoidance of doubt and notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and the Debtor is not pledging, nor granting a security interest hereunder in:

(i) any Servicing Contract Rights or Servicing Compensation until covered by the Acknowledgment Agreement; provided, that notwithstanding the foregoing, such security interest shall attach immediately, without any further action on the part of any Party, at such time as the Acknowledgment Agreement is effective (in accordance with its terms);

(ii) any Servicing Contract Rights or Servicing Compensation other than the Pledged Servicing;

(iii) principal and interest payments, escrow amounts or recoveries required to be remitted by the Debtor to the Owner, the Mortgagor and/or any other applicable party under the Guide;

(iv) servicing advance reimbursement rights;

(v) the right to designate a servicer for any Serviced Loan; and/or

(vi) any asset which, pursuant to an Intercreditor Agreement then in effect, the Secured Party expressly acknowledges it does not maintain a security interest in.

Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.

EEXHIBIT G

FORM OF HEDGING EFFECTIVENESS REPORT

Exhibit G-1

FHLMC MSR Hedging Effectiveness Rpt	Servicer: CALIBER HOME LOANS, INC.
Rate Date:	Loc ID-Desc:
Model run id:B	Position date:
Data Date:

MSR TOTALS>>
Mortgage Type	Note Rate	#Mtgs	UPB($mill)	Avg Bal	WAPSF	WAL	Market Value	Price% Multiple	DVO1$	CVO1$	Durtn %	Conv %
30/40YR
10/15/20YR
ARMs
MODIFIED
DELQ/FCLSR
HDG TOTALS>>
TBA
TREASURY
DRV
OTHER DRV
HEDGING EFFECTIVENESS RATIO HISTORY
	date today - 1 bd								ratio @-1 bd
	date today - 2 bd								ratio @-2 bd
	date today - 3 bd								ratio @-3 bd
	date today - 4 bd								ratio @-4 bd
	date today - 5 bd								ratio @-5 bd

Disclaimer: The following information is provided for informational purposes only. Please see the Loan and Security Agreement, dated ____, 2018, between Caliber Home Loans, Inc. and Freddie Mac (the “Loan Agreement”) for specific terms governing the Loans (as such term is defined in the Loan Agreement).

EXHIBIT H

FORM OF TRIGGER EVENT REPORT

Exhibit H-1